Exhibit p(i)
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                              JOINT CODE OF ETHICS
                              EFFECTIVE: 10/31/2005

I.   BACKGROUND

     1. This Joint Code of Ethics (Code) has been adopted by USAA Investment Management Company (IMCO), USAA Shareholder Account Services (SAS) and each of the USAA FUNDS (as defined in Appendix A) in order to comply with Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 which require that every investment company and investment adviser adopt such a Code in order to regulate the personal investing activities of their personnel.

     2. The purposes of this Code are to implement the provisions of Rule 17j-1 under the Investment Company Act of 1940, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940, as amended, in particular to prohibit fraudulent, deceptive or manipulative acts by personnel covered by this Code in connection with their personal transactions in: (i) COVERED SECURITIES held or to be acquired by the USAA FUNDS or other clients of IMCO (other IMCO-managed accounts) and
          (ii) REPORTABLE USAA FUNDS, and to avoid conflicts of interest so that the best interests of investors in the USAA FUNDS and other clients of IMCO as well as USAA members and customers will be served.

     3. In adopting this Code, the Code of Ethics Committee and the Boards of Directors/Trustees (hereinafter Board of Directors) of the USAA FUNDS emphasize that all persons covered by this Code must agree:

          (a) to place the interests of USAA FUND shareholders and other IMCO-managed accounts above their own personal interests;

          (b)  to refrain, in the conduct of all of their personal affairs, from
               taking   any   inappropriate   advantage   of  their   roles  and
               responsibilities with IMCO, SAS and the USAA Funds;

          (c)  to comply with the FEDERAL SECURITIES LAWS; and

          (d) to conduct all "personal securities transactions" so as to fully comply with the provisions of this Code in order to avoid any actual or even apparent conflict or claim of a conflict of interest or abuse of such person's roles and responsibilities with IMCO, SAS and the USAA Funds.

     4.   This Code is intended  to be  administered  together  with the "Policy
          Statement Concerning Insider Trading" (the IMCO Insider Trading Policy) as adopted and revised, from time to time, by the Code of Ethics Committee, and the USAA FUNDS' "Disclosure of Portfolio Holdings Policy" as adopted and revised, from time to time, by the USAA FUNDS' Board of Directors. In additin, you may be subject to other

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          USAA Policies such as, among others, the "USAA Code of Business Ethics and Conduct" and the USAA Honor Code."

     5. In adopting this Code, the Code of Ethics Committee and the USAA Funds' Boards of Directors have considered:

          (a) how the Code's restrictions and procedures as to compliance should be framed in light of IMCO's and SAS's legal and ethical obligations to the USAA FUNDS and all other IMCO-managed accounts;

          (b) the overall nature of the operations of IMCO, SAS, and the USAA FUNDS; and

          (c) issues and concerns raised by transactions in different kinds of securities, and by the personal securities transactions of different categories of personnel having access to non-public information (including PORTFOLIO MANAGERS, analysts, traders, fund accountants, other INVESTMENT PERSONNEL, and all ACCESS PERSONS in general).

     6. The Code of Ethics Committee and the Boards of Directors have determined that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT and provides for the fair, just and equitable treatment of all of the officers, directors and employees who will be affected by this Code.

II.  DEFINITIONS

     For the definitions of bolded terms used throughout this Code, see Appendix A.

III. CODE OF ETHICS COMMITTEE

      1. PURPOSE, AUTHORITY AND RESPONSIBILITIES
          A Code of Ethics Committee (Committee) has been established which has authority and responsibility to interpret, adopt and implement procedures designed to ensure compliance with this Code. The Corporate Governance Committees of the USAA FUNDS receive recommendations from the Code of Ethics Committee concerning the interpretation, adoption of amendments and implementation of procedures designed to ensure compliance with the Code by the USAA FUNDS.

          The Committee shall perform an annual review of the Code and the IMCO Insider Trading Policy to discuss (1) what, if any, changes to the Code or the IMCO Insider Trading Policy may be appropriate; and (2) compliance with the Code or the IMCO Insider Trading Policy over the previous year.

          Upon completion of the annual review, the CHIEF COMPLIANCE OFFICER, on behalf of the Committee and the Funds, shall prepare an annual written report to the USAA FUNDS' Boards of Directors that at a minimum (1) summarizes existing procedures

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          contained  in the Code and the IMCO  Insider  Trading  Policy  and any
          changes in the procedures made during the past year; (2) describes any issues arising under the Code or procedures since the last report to the Boards of Directors, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; (3) identifies any recommended changes in existing restrictions or procedures based upon experience under the Code or IMCO Insider Trading Policy, evolving industry practices, or developments in applicable laws or regulations; and (4) certifies that the USAA FUND, investment adviser or principal
          underwriter,   as  applicable,   has  adopted  procedures   reasonably
          necessary to prevent ACCESS PERSONS from violating the Code.

          In conjunction with its annual review of the Code, the Committee also shall provide a report to the Corporate Governance Committees of the USAA Funds summarizing the provisions of the Code as they apply to the DISINTERESTED DIRECTORS/TRUSTEES and proposing any changes to the Code as it applies to DISINTERESTED DIRECTORS/TRUSTEES.

          The Committee Charter contains provisions that will be of interest to all persons covered by this Code. Copies of the Charter will be furnished by the CHIEF COMPLIANCE OFFICER upon request and should be treated as the confidential property of USAA.

      2. VIOLATIONS; INVESTIGATIONS; EMPLOYMENT-RELATED SANCTIONS; AND DISGORGEMENT
          The office of the Chief Compliance Officer is granted authority to issue a letter of caution or warning for any violation of the substantive or procedural requirements of this Code. All letters of caution issued will be provided to the Committee on a quarterly basis.

          The Committee Charter authorizes the Committee to investigate as well as to conduct informal hearings (including the power to call individuals as witnesses) to determine whether violations of this Code have been committed by any persons subject thereto. In the event that a substantive violation of this Code is determined to have occurred, the Charter grants the Committee authority to impose certain employment-related sanctions listed therein.

          Authority is also granted to the Committee to issue directions, by way of disgorgement of any security or money, and to take whatever further enforcement action the Committee deems prudent and necessary to see that violations are fully and adequately rectified.

IV.  AFFIRMATIVE OBLIGATIONS

     1.   The CHIEF COMPLIANCE OFFICER (or such officer's designee) shall:

          (a) maintain a list of all ACCESS PERSONS, to be updated as soon as practicable, but no less frequently than on a monthly basis; and


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          (b)  issue timely  notice to all  employees  of their  addition to, or removal from, such list.

      2.  REPORTING PERSONS
          Upon initial employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER (SEE sub-paragraphs (a) and (b) below), and no less frequently than annually thereafter (SEE sub-paragraphs (a) to (c) below), all REPORTING PERSONS shall be informed of all reporting obligations required by this Code and shall:

          (a) affirm in writing (which may be done electronically) their receipt of, familiarity with, understanding of, and agreement to comply with:

               (i)   those provisions of this Code that pertain to them;

               (ii)  all provisions of the IMCO Insider Trading Policy; and

               (iii) all provisions of the Disclosure of Portfolio Holdings
                     Policy.

          (b) agree in writing (which may be done electronically) to report any violations of this Code to the CHIEF COMPLIANCE OFFICER and cooperate  with any  investigations  or  inquiries  to  determine whether substantive violations of this Code, or of the above-referenced related policy statement, have occurred.

          (c) certify in writing (which may be done electronically) compliance with those provisions of this Code (including, in particular, the brokerage and/or Reportable USAA Fund account and transaction reporting requirements of the Code), and the above-referenced related policy statement, at all times since the effective date of such person's last such certification.

     3.   INTERESTED ACCESS PERSONS
          All INTERESTED ACCESS PERSONS shall make prompt oral or written disclosure to the CHIEF COMPLIANCE OFFICER as well as the department head in his or her area of the firm of any actual or apparent material conflict(s) of interest which the INTERESTED ACCESS PERSON may have with regard to any COVERED SECURITY in which he or she has a direct or indirect BENEFICIAL OWNERSHIP (see Appendix B) interest and which he or she knows, or has reason to know, is the subject of a buy, sell or hold recommendation to or concerning any USAA FUND or other IMCO-managed account.

 V.  RESTRICTIONS AS TO GIFTS, ETC. AND DIRECTORSHIPS

     1.   GIFTS, GRATUITIES, FAVORS, AWARDS OR OTHER BENEFITS

          In addition to those provisions of the USAA Conflicts Policy and NASD Conduct Rules relating to the receipt of gifts and other benefits, all REPORTING PERSONS other than DISINTERESTED DIRECTORS/TRUSTEES are prohibited from receiving any gift,

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          gratuity,  favor, award or other item or benefit having a market value in excess of $100 per person, per year, from or on behalf of any person or entity that does, or seeks to do, business with or on behalf of IMCO, SAS or any USAA FUND. Business-related entertainment such as meals, tickets to the theater or a sporting event which are infrequent and of a non-lavish nature are excepted from this prohibition.

     2.   DIRECTORSHIPS.

          (a)  GENERAL RULE
               INTERESTED ACCESS PERSONS are and shall hereby be prohibited from serving on the board of directors of any publicly traded company absent prior written approval by the Code of Ethics Committee.

          (b)  APPLICATIONS FOR APPROVAL
               Applications for approval of service as a director of a publicly traded company shall be directed, in writing, to the office of the CHIEF COMPLIANCE OFFICER for prompt forwarding to the Code of Ethics Committee. In dealing with such applications, the Committee shall consider all factors which it deems to be pertinent to the request. Approvals, once granted, may be revoked, in the discretion of the Committee, at any time and upon no prescribed advance notice.

          (c)  SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES
               Whenever any INTERESTED ACCESS PERSON is granted approval to serve as a director of a publicly traded company he or she shall personally refrain from participating in any deliberations, recommendations, or considerations of whether or not to recommend that any securities of that company be purchased, sold or retained in the investment portfolio of any USAA FUND or other IMCO-managed account. All appropriate PORTFOLIO MANAGERS are to be advised in writing by the CHIEF COMPLIANCE OFFICER that specific INTERESTED ACCESS PERSON is to be excluded from such decisions.

VI.  RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

     1.   REPORTABLE USAA FUNDS
          All persons covered by this Code must always conduct their personal investing activities in REPORTABLE USAA FUNDS in which they have any direct or indirect Beneficial Ownership lawfully, properly and responsibly, and are encouraged to adopt long-term investment strategies in REPORTABLE USAA Funds that are consistent with their financial resources and objectives. IMCO, SAS, and the USAA Funds discourage short-term trading strategies.

          ACCESS PERSONS must hold their investments in REPORTABLE USAA FUNDS in brokerage accounts with USAA Investment Management Company or in accounts with the REPORTABLE USAA FUNDS' transfer agent, unless otherwise approved by the CHIEF COMPLIANCE OFFICER (or such officer's designee).

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          EXCESSIVE  TRADING in REPORTABLE  USAA FUNDS by ACCESS PERSONS is not
          permitted. Any ACCESS PERSON covered by this Code who is identified as having engaged in EXCESSIVE TRADING in REPORTABLE USAA FUNDS will be reported to the Code of Ethics Committee for a determination of disciplinary action under Section


          III. 2. unless such person can demonstrate to the Code of Ethics Committee in writing that a BONA FIDE and sufficient personal or family economic hardship exists warranting the gravity of an exception.

     2.   INITIAL PUBLIC OFFERINGS
          No INTERESTED ACCESS PERSON or IMCO-NASD REGISTERED EMPLOYEE shall effect or be permitted to effect the purchase of a security from the issuer, or any member of the underwriting syndicate or selling group, in and during the course of any INITIAL PUBLIC OFFERING by or on behalf of the issuer of such security.

     3.   INVESTMENT OR OTHER SIMILAR CLUBS OR GROUPS
          Participation by REPORTING PERSONS in any investment or other similar club requires advance authorization by, and continuous compliance with such terms and conditions as the Chief Compliance Officer may impose.

     4.   LIMITED OFFERING TRANSACTIONS

          (a)  GENERAL RULE
               No INTERESTED ACCESS PERSON may purchase a security in a LIMITED OFFERING transaction without obtaining the advance written approval of the CHIEF COMPLIANCE OFFICER. The "Approval of Investment in Limited Offering" form is available on the IMCONet under the "Regulatory" link.

          (b)  EXCEPTION
               In determining whether or not to grant approval of participation in a LIMITED OFFERING, the CHIEF COMPLIANCE OFFICER is directed to consider, among any other pertinent factors:

               (i) whether the investment opportunity is available to, and should be reserved solely for, the USAA FUNDS or other IMCO-managed accounts; and

               (ii) whether the opportunity is or seems to have been made available to the ACCESS PERSON due to or by virtue of the position which he or she holds with IMCO and/or the USAA FUNDS.

          (c) SUBSEQUENT INVESTMENT MANAGEMENT ACTIVITIES

               (i) INTERESTED ACCESS PERSONS who are granted advance written approval to purchase a security in a LIMITED OFFERING transaction shall timely comply with the continuing disclosure requirements of paragraph IV.3 above in connection with any actual or apparent conflict(s) of interest that might

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                     otherwise  arise  should  IMCO,  any USAA FUND or any other
                     IMCO-managed   account  consider  for  purchase,   sale  or
                     retention of any security whatsoever issued by the same issuer.

               (ii) In adopting this Code, IMCO acknowledges its responsibility to monitor activities of the firm and those of its INTERESTED ACCESS PERSONS to ensure that investment decisions on behalf of the USAA FUNDS and/or any other IMCO-managed account relating to any COVERED SECURITY whatsoever of an issuer with respect to which an INTERESTED ACCESS PERSON has obtained pre-acquisition approval will be subject to independent review by senior IMCO INVESTMENT PERSONNEL having no personal interest in the issuer or any of its securities.

     5.   PERSONAL COVERED SECURITIES TRANSACTION "BLACK-OUT" TRADING
          RESTRICTIONS

          (a)  PROHIBITED TRADING "BLACK-OUT" PERIODS
               The following categories of personnel are subject to the following self-operative restrictions upon execution of personal securities transactions by or on their behalf:

               (i) "PENDING ORDER" RESTRICTION Subject only to the exceptions noted in sub-paragraph (b) below, no PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON may effect a personal securities transaction in a COVERED SECURITY with respect to which any USAA Fund or other IMCO-managed account has outstanding a purchase or sale order (the PENDING order) regarding the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY.

               (ii) 14-DAY RESTRICTION No PORTFOLIO MANAGER may effect a personal securities transaction within seven calendar days before, or seven (7) calendar days after, the trade date of a purchase or sale of the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY by or on behalf of any USAA Fund or other IMCO-managed account for which he or she serves as PORTFOLIO MANAGER.

               In the event that a personal securities transaction is effected in contravention of either of the two foregoing restrictions, the PRE-CLEARANCE PERSONNEL, AFFECTED ACCESS PERSON, or PORTFOLIO MANAGER involved shall, as soon as practicable after becoming aware of the violative nature of his or her personal transaction (IRRESPECTIVE OF ANY PRE-EXECUTION CLEARANCE WHICH MAY HAVE BEEN PREVIOUSLY GRANTED FOR THE TRANSACTION), promptly
               (1) advise the office of the CHIEF COMPLIANCE OFFICER of the violation, and (2) comply with whatever directions, by way of disgorgement, which the CHIEF COMPLIANCE OFFICER may issue in order for the violation to be fully and adequately rectified.

          (b)  EXCEPTIONS TO THE "PENDING ORDER" TRADING RESTRICTION
               The CHIEF COMPLIANCE OFFICER (or such officer's designee) may and is hereby

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               authorized to grant, absent  circumstances  inconsistent with the recitals to this Code, exception and relief to PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSONS from the trading restriction established by sub-paragraph (a)(i) above where the pending order relates to the common stock of an issuer included within the
               Standard   &  Poor's  500   Composite   Stock   Index,   AND  the
               PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S requested trade does not, when aggregated with any and all such other like trades in the same COVERED SECURITY or any EQUIVALENT COVERED SECURITY during the previous thirty (30) calendar days, exceed a total of 500 shares.

     6. SHORT-TERM MATCHED PROFIT ON COVERED SECURITIES TRANSACTIONS FOR PRE-CLEARANCE PERSONNEL.

          (a)  PROHIBITED TRANSACTIONS
               Subject  to  the  exceptions   noted   immediately   below,   no
               PRE-CLEARANCE PERSONNEL shall engage in any SHORT-TERM MATCHED PROFIT TRANSACTION within the meaning of this Code.

               (i) PRE-CLEARANCE PERSONNEL should note that this prohibition is intended to apply to all instances of short-term (i.e., 60 calendar days or less) security "short-selling," as well as short-term investment activities (of a hedging, as well as a speculative nature) in or involving options.

          (b)  EXCEPTIONS
               The  CHIEF  COMPLIANCE   OFFICER  may,  and  is  hereby  granted
               authority to determine, in his or her discretion, to except a given personal securities transaction from the prohibition established by the foregoing sub-paragraph in cases where:

               (i) the transaction, and any earlier personal securities transaction with which it may be matched over the most recent 60 calendar days, do not appear to evidence actual abuse of a conflict of interest with any USAA FUND or other IMCO-managed account (as, for example, where the COVERED SECURITY(IES) involved have not recently been held, traded or actively considered for investment or trading by such accounts); or

               (ii) the PRE-CLEARANCE PERSONNEL demonstrate that a BONA FIDE and sufficient personal or family economic hardship exists warranting the granting of such an exception.

               Exceptions should be granted only upon meritorious circumstances and, if granted, are to be promptly reported, in writing, to the Code of Ethics Committee.

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VII. PRE-EXECUTION CLEARANCE OF PERSONAL COVERED SECURITIES TRANSACTIONS

     1.   REQUIREMENT TO SEEK AND OBTAIN PRE-EXECUTION CLEARANCE
          All PRE-CLEARANCE PERSONNEL shall, as a pre-condition to the execution of any personal securities transaction in a COVERED SECURITY, including any voluntary contributions or adjustment to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), and Employee Stock Purchase Plans (ESPPs) in which they will have any direct or indirect Beneficial Ownership, be required to seek and obtain the express approval of such action by the CHIEF COMPLIANCE OFFICER (or such officer's delegate), which approval must be in written or electronic form, as the PRE-CLEARANCE PERSONNEL elects.

          ACCESS PERSONS, other than those who are also PRE-CLEARANCE PERSONNEL, shall not be required to obtain the express approval of the execution of any personal securities transaction in a COVERED SECURITY provided that at the time of execution of the given personal securities transaction, they have no actual knowledge regarding whether or not the COVERED SECURITY at issue or any EQUIVALENT COVERED SECURITY has, at any time during the previous fifteen calendar days, been either (1) purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA FUND or other IMCO-managed account. Should such ACCESS PERSON believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction, the ACCESS PERSON is deemed to be an AFFECTED ACCESS PERSON and the transaction may not occur without pre-execution clearance as prescribed in the preceding paragraph.

     2.   PROCEDURES FOR PROCESSING SUCH REQUESTS.

          (a)  PRE-CLEARANCE PROCEDURES
               All requests for pre-clearance must be received prior to such cut-off time as designated by the office of the Chief Compliance Officer in order to trade that same day. Approvals granted for requests received prior to this time must be executed by the end of the trading day (generally, 3 p.m. CT) after the approval is authorized (for example, if authorization is provided on a Monday, it is effective until the end of the trading day on Tuesday). Requests received after the designated cut-off time will be evaluated for approval the next business day.

          (b)  CHIEF COMPLIANCE OFFICER PROCEDURES.

               (i) IMCO TRADER AND PORTFOLIO MANAGER CONSIDERATION. Before a decision is made concerning a pre-execution clearance request, the CHIEF COMPLIANCE OFFICER or his or her delegate shall make such inquiries as are reasonably necessary to determine whether the proposed transaction in a COVERED

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                    SECURITY  would violate any express  provision of this Code, or would otherwise give rise to an actual or apparent material conflict of interest, and shall take such action as may be consistent with such determination.

     3. EFFECT OF PRE-EXECUTION CLEARANCE of Personal Covered Securities Transactions Approval of a request for pre-execution clearance shall not operate as a waiver, satisfaction or presumption of satisfaction of any other provision of this Code, but only as evidence of a PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S good faith, which may be considered by the Code of Ethics Committee should a violation of any other provision of this Code be determined to have occurred.

     4.   LIMITATIONS UPON EXECUTION OF APPROVED TRANSACTIONS
          The Code of Ethics Committee shall be authorized to establish terms and conditions upon which all approved personal securities transactions in COVERED SECURITIES may be executed. Such terms and conditions may be amended, from time to time, and, where practicable, shall be stated on the pre-execution clearance request form. At a minimum, such terms and conditions shall include requirements that the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON acknowledge, by signing the request form:

          (a) his or her responsibility, pursuant to paragraph VIII.4(a) of this Code, to ensure that the executing broker-dealer (or its clearing broker) simultaneously provide a duplicate confirmation of the trade, when executed, directly to the office of the CHIEF COMPLIANCE OFFICER;

          (b) his or her understanding and agreement that if, for any reason whatsoever, the approved request is not acted upon no later than the close of the New York Stock Exchange on the business day following the clearance date, the clearance shall be deemed to have lapsed and terminated, necessitating a further original request if the trade is still desired to be pursued by the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON; and

          (c) his or her agreement to notify the CHIEF COMPLIANCE OFFICER if, having received approval, the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON subsequently determines not to pursue the approved trade.

     5.   DENIALS
          Grounds for denials of requests for pre-execution clearance will be provided by the CHIEF COMPLIANCE OFFICER, in writing, upon the PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSON'S request form.

     6.   APPEALS

          (a)  DISCRETIONARY
               PRE-CLEARANCE PERSONNEL or AFFECTED ACCESS PERSONS may appeal to the Code of Ethics Committee for a hearing as to reasons why a denial of pre-execution clearance by the CHIEF COMPLIANCE OFFICER should be overturned and reversed by the Committee. Whether or not such a hearing will be granted is totally within the discretion of the Committee.

          (b)  PROCEDURES REGARDING APPEALS
               Requests for an appeal must be in writing, stating all reasons therefor, and delivered to the office of the CHIEF COMPLIANCE OFFICER not later than seven (7) calendar days following the date of final denial of the pre-execution clearance request. Further procedures governing appeals are to be adopted by the Code of Ethics Committee and shall be furnished, upon request, by the office of the CHIEF COMPLIANCE OFFICER.

VIII. REPORTING, DISCLOSURE AND ADMINISTRATION OF JOINT CODE OF ETHICS

Reporting and disclosure requirements to effectuate and monitor compliance with this Code, the IMCO Insider Trading Policy, Rule 17j-1 under the Investment Company Act of 1940, and Rules 204A-1 and 204-2(a)(12) and (13) under the Investment Advisers Act of 1940.

      1.   INITIAL HOLDINGS REPORTS
           No later than 10 days after a person becomes an ACCESS PERSON, the following information (which must be current as of a date no more than 45 days prior to the date the person becomes an ACCESS PERSON) shall be provided to the CHIEF COMPLIANCE OFFICER: (a) the title, number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS PERSON; (c) the fund name, number of shares and net asset value of each REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL OWNERSHIP when the person became an ACCESS PERSON; and (d) the date that the report is submitted by the ACCESS PERSON.

      2.   BROKERAGE ACCOUNT CONFIRMATIONS AND STATEMENTS
           All REPORTING PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any COVERED SECURITY in which the REPORTING PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the COVERED SECURITY which was the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity in any COVERED SECURITY within any account with a securities broker-dealer in which the REPORTING PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

           In addition, all ACCESS PERSONS are required to ensure that the office of the CHIEF COMPLIANCE OFFICER is furnished duplicate copies of the following documents:

           (a) confirmations issued by broker-dealers upon the execution of all personal securities transactions in any Reportable USAA Fund in which the ACCESS PERSON had, at the time of the transaction, or by reason of the transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP interest in the REPORTABLE USAA FUND which was the subject of the transaction; and

           (b) any regular periodic or other statements reflecting personal securities transaction activity in any REPORTABLE USAA FUND within any account with a securities broker-dealer in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP interest.

           Such copies shall be provided to the CHIEF COMPLIANCE OFFICER at the time that the ACCESS PERSON receives his or her copies from the broker-dealer.

     3.    TRANSACTIONS IN ACCOUNTS WITH THE REPORTABLE USAA FUNDS' TRANSFER
           AGENT
           Information regarding personal securities transactions by ACCESS PERSONS in any REPORTABLE USAA Fund held in an account with the REPORTABLE USAA FUND'S transfer agent will be provided directly to the office of the CHIEF COMPLIANCE OFFICER by the REPORTABLE USAA FUND'S transfer agent.

           Note that for any newly opened accounts, notification must have been previously provided, as required, in order for the office of the Chief Compliance Officer to receive such information.

     4.    QUARTERLY REPORTS BY INTERESTED ACCESS PERSONS
           Every INTERESTED ACCESS PERSON shall submit to the CHIEF COMPLIANCE OFFICER (or such officer's designee), on a calendar quarterly basis, a report (the Quarterly Report) of all personal securities transactions, including any voluntary contributions or adjustment to Dividend Reinvestment Plans (DRIPs), Employee Stock Option Plans (ESOPs), and Employee Stock Purchase Plans (ESPPs). To facilitate preparation of this report, at the end of each calendar quarter the CHIEF COMPLIANCE OFFICER (or such officer's designee) will provide each INTERESTED ACCESS PERSON a listing of transactions for which the CHIEF COMPLIANCE OFFICER (or such officer's designee) had received duplicate confirmations or other information during that quarter. AN INTERESTED ACCESS PERSON SHALL REVIEW AND REVISE (E.G., TO INCLUDE DRIP TRANSACTIONS, ETC.) SUCH LISTING AS APPROPRIATE TO SATISFY THIS QUARTERLY REPORT REQUIREMENT.

           Such quarterly report shall be submitted no later than 30 calendar days after the end of each calendar quarter. The Quarterly Report need not include any transactions in USAA money market funds or "EXCEPTED SECURITIES" as defined in Appendix A of this Joint Code of Ethics and shall be filed with the CHIEF COMPLIANCE OFFICER (or such officer's designee) regardless of whether or not the INTERESTED ACCESS PERSON had a BENEFICIAL OWNERSHIP interest in any securities transactions during the quarter.

           The Quarterly Report shall contain the following information:

                (a) the date of the transaction, the title and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of each COVERED SECURITY or REPORTABLE USAA FUND involved;

                (b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                (c) the price of the COVERED SECURITY or REPORTABLE USAA FUND at which the transaction was effected; and

                (d) the name of the broker, dealer, bank, or transfer agent with or through whom the transaction was effected.

                (e) the date that the report was submitted by the INTERESTED ACCESS PERSON.

           With respect to any account established by an INTERESTED ACCESS PERSON in which any COVERED SECURITIES or REPORTABLE USAA FUNDS were held during the quarter for the direct or indirect benefit of the INTERESTED ACCESS PERSON:

                (1) the name of the broker, dealer, bank, or other entity (such as a mutual fund's transfer agent) with whom the INTERESTED ACCESS PERSON established the account;

                (2)  the date the account was established; and

                (3) the date that the report was submitted by the INTERESTED ACCESS PERSON.


      5.   AUTOMATIC INVESTMENT PLANS
           Transactions in COVERED SECURITIES and REPORTABLE USAA FUNDS effected pursuant to an automatic investment or dividend/capital gain reinvestment plan do not need to be reported in Quarterly Reports. If an INTERESTED ACCESS PERSON effects any transaction that overrides the pre-set schedule or allocations of the automatic investment or dividend/capital gain reinvestment plan, these transactions must be reported in the INTERESTED ACCESS PERSON'S Quarterly Report.

      6.   ANNUAL HOLDINGS REPORTS
           Annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted) must be submitted to the CHIEF COMPLIANCE OFFICER: (a) the title, number of shares and principal amount of each COVERED SECURITY in which the ACCESS PERSON had any direct or indirect BENEFICIAL

           OWNERSHIP; (b) the name of any broker, dealer or bank with whom the ACCESS PERSON maintains an account in which any securities are held for the direct or indirect benefit of the ACCESS PERSON; (c) the fund name, number of shares and net asset value of each REPORTABLE USAA FUND in which the ACCESS PERSON had any direct or indirect BENEFICIAL Ownership; and (d) the date that the report is submitted by the ACCESS PERSON.

      7.   OTHER REPORTING AND DISCLOSURE REQUIREMENTS
           Each REPORTING PERSON shall be required, upon his or her initial association with IMCO, SAS, or the USAA FUNDS, to complete the assigned training course and to furnish a disclosure and identification of:

           (a)  all  accounts  with  securities   broker-dealers  in  which  the
                REPORTING PERSON currently has any direct or indirect BENEFICIAL OWNERSHIP interest;

           (b) any investment or other similar clubs or groups in which he or she wishes to participate in (Participation in such clubs or groups requires advance authorization and continuous compliance with such terms and conditions as the CHIEF COMPLIANCE OFFICER may impose); and

           (c) any regular outside business interest and/or activities of the REPORTING PERSON (whether compensated or uncompensated), including any directorships within the purview of paragraph V.2 above in which he or she currently serves provided, however, that sub-paragraphs (a) and (b) above shall not apply to DISINTERESTED DIRECTORS/TRUSTEES.

           In addition, each ACCESS PERSON shall be required to furnish upon his or her initial association with IMCO, SAS, or the USAA FUNDS a disclosure and identification of all other accounts in which the ACCESS PERSON holds any REPORTABLE USAA FUND, whether held in a brokerage account with IMCO or in accounts with the Reportable USAA Funds' transfer agency.

           Subsequent developments necessitating additions, deletions or other changes in the above information shall be brought by REPORTING
           PERSONS to the attention of the office of the CHIEF COMPLIANCE OFFICER prior to the occurrence of developments within the scope of sub-paragraph (b) above, and promptly following occurrences within the scope of sub-paragraph (a) and (c) above. The information on file will be provided to persons to whom this Code applies on an annual basis by the office of the CHIEF COMPLIANCE OFFICER.

           REPORTING PERSONS must notify the office of the CHIEF COMPLIANCE OFFICER with any new brokerage accounts within 15 days of the account being opened. In addition, all ACCESS Persons must notify the office of the CHIEF COMPLIANCE OFFICER with any new REPORTABLE USAA FUND accounts within 15 days of the account being opened.

      8.   EXEMPTION TO REPORTING REQUIREMENTS
           A person need not make an initial, quarterly or annual report under this section with respect to transactions effected for, and COVERED SECURITIES or REPORTABLE USAA FUNDS held in, any account over which the person had no direct influence or control. Refer to Appendix B for discussion of influence or control, or contact the office of the Chief Compliance Officer.

           Furthermore, quarterly transaction reports need not be filed for any transaction effected in a Non-Discretionary Account if the CHIEF COMPLIANCE OFFICER, after a thorough review, is satisfied that the Access Person truly has no discretion over the account. In making requests for quarterly transaction report exemptions, ACCESS PERSONS will be required to furnish whatever information is called for by the office of the CHIEF COMPLIANCE OFFICER.

     9.    TRAINING
           Upon becoming a REPORTING PERSON and on an annual basis thereafter, all REPORTING PERSONS will be required to complete an on-line training course about the Code.

     10.   ANNUAL REPORT TO THE USAA FUNDS' BOARDS OF DIRECTORS
           Annually, a written report will be delivered to the USAA FUNDS' Boards of Directors that: (1) describes any issues arising under the Code or procedures since the last report to the Board of Directors, including, but not limited to, information about material violations of the code or procedures and sanctions imposed in response to the material violations; and (2) certifies that the Fund, investment adviser or principal underwriter, as applicable, has adopted procedures reasonably necessary to prevent ACCESS PERSONS from violating the Code.

     11. REVIEW AND APPROVAL OF THE JOINT CODE OF ETHICS BY THE USAA FUNDS' BOARDS OF DIRECTORS

           (a) The USAA FUNDS' Boards of Directors, including a majority of directors who are not interested persons of the USAA Funds, must review and approve any material changes to the Code.

           (b) A material change to the Code must be approved by the USAA FUNDS' Boards of Directors no later than six months after adoption of the material change.

           (c) The USAA FUNDS' Boards of Directors must base approval on a determination that the Code contains provisions reasonably necessary to prevent ACCESS PERSONS from violating the Code by engaging in UNLAWFUL ACTIONS or IMPERMISSIBLE CONDUCT.

      12.  REVIEW OF REPORTS
           The CHIEF COMPLIANCE OFFICER or his authorized designee shall review the above-described reports pursuant to procedures established by the CHIEF COMPLIANCE OFFICER (or such officer's designee). The CHIEF COMPLIANCE OFFICER shall report the results of his review to the Code of Ethics Committee.

      13.  RECORDKEEPING REQUIREMENTS
           The following records must be maintained by the office of the CHIEF COMPLIANCE OFFICER and shall be made available to the COMMISSION or any representative of the COMMISSION at any time and from time to time for reasonable periodic, special or other examination:

           (a) A copy of the code of ethics for each organization that is in effect or was in effect within the past five years in an easily accessible place;

           (b) A record of any violation of the code of ethics, and of any action taken as a result of the violation, must be maintained in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

           (c) A copy of each report required to be made by an ACCESS PERSON including any information provided in lieu of the reports (such as brokerage statements), must be maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

           (d) A record of all persons, currently or within the past five years, who are or were required to make reports under the code of ethics, or who are or were responsible for reviewing these reports, must be maintained in an easily accessible place;

           (e) A copy of each report to the USAA FUNDS' Boards of Directors must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place;

           (f) A record of any decision, and the reasons supporting the decision, to approve the acquisition by INTERESTED ACCESS PERSON of securities under LIMITED OFFERINGS, for at least five years after the end of the fiscal year in which the approval is granted; and

           (g) A copy of every written affirmation made by each REPORTING PERSON in accordance with section IV.2 of this Code, for at least five years after the end of the REPORTING PERSON'S employment or association with IMCO, SAS or other entity designated by the CHIEF COMPLIANCE OFFICER.

     14.   DISCLOSURE REQUIREMENTS
           Appropriate disclosure information shall be provided, pursuant to applicable statutes, rules and regulations, with respect to the existence of this Code and provisions which permit personnel subject to this Code to invest in securities, including securities that may be purchased or held by the USAA Funds.

     15.   CONFIDENTIALITY OF REPORTS
           Reports provided to the CHIEF COMPLIANCE OFFICER (or such officer's designee) under this Code are maintained in confidence, except to the extent necessary to implement and enforce the provisions of this Code, to comply with requests for information from regulators, or to comply with applicable laws, rules, and regulations.

     16.   QUESTIONS
           If you have any questions about your responsibilities under the Code, you can contact:
             * Jeff Hill, AVP Mutual Funds Compliance, at 8-3603 or
               JEFFREY.HILL@USAA.COM
             * Lynn Vale, Executive Director, Life/IMCO/FPS Licensing &
               Administration, at 8-0226 or LYNN.VALE@USAA.COM

                            APPENDIX A - DEFINITIONS


As used within this Code, the following terms have the following meanings:

DEFINED PERSONS

1. ACCESS PERSON includes: (1) any director, trustee or officer of IMCO, SAS and/or of any one or more of the USAA FUNDS, (2) any ADVISORY PERSON, (3) any person who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a USAA FUND, or whose functions relate to the making of any recommendations with respect to such purchases or sales; or (4) any other person designated by the CHIEF COMPLIANCE OFFICER.

2. ADVISORY PERSON means any IMCO employee, or other employee of USAA or its subsidiaries providing advice on behalf of IMCO and subject to IMCO's supervision and control:
      o whose functions relate to the making of recommendations with respect to such purchases or sales, of IMCO-managed accounts, or
      o   who has  access to such recommendations that are nonpublic, or
      o who has access to nonpublic information regarding the purchase or sale of securities by any one or more of the USAA FUNDS or other IMCO-managed accounts, or
      o who has access to nonpublic information regarding the portfolio holdings of any REPORTABLE USAA FUND.

3. AFFECTED ACCESS PERSON means any ACCESS PERSON who has actual knowledge regarding whether or not a COVERED SECURITY or any EQUIVALENT COVERED SECURITY has, at any time during the previous fifteen calendar days, been either (1) purchased or sold, or (2) actively considered for purchase or sale, by or on behalf of any USAA Fund or other IMCO-managed account. AFFECTED ACCESS PERSONS are required to seek pre-execution clearance of a personal securities transaction pursuant to paragraph VII.1 of this Code should such person believe that he or she is, in fact, in possession of such knowledge with respect to a contemplated personal securities transaction.

4. DISINTERESTED DIRECTOR/TRUSTEE means any director or trustee of a USAA FUND who is not an "interested person" of the Fund as the quoted term is defined by Section 2(a)(19)(A) of the Investment Company Act of 1940 and rules of the COMMISSION thereunder.

5. IMCO-NASD REGISTERED EMPLOYEE means any officer or employee of IMCO, SAS or other USAA company affiliated with IMCO, who is licensed and registered with the National Association of Securities Dealers, Inc. (NASD) to engage in one or more categories of securities brokerage activities subject to the supervision and control of IMCO.

6.    INTERESTED   ACCESS   PERSON  means  any  ACCESS   PERSON  who  is  not  a
      DISINTERESTED DIRECTOR/TRUSTEE.

7. INVESTMENT PERSONNEL means any employee of the USAA FUNDS or IMCO (or of any company in a control relationship to the USAA FUNDS or investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations on behalf of IMCO regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account and any natural person who controls the USAA FUNDS or investment adviser and who regularly obtains information concerning recommendations made to the USAA FUNDS or other IMCO-managed account regarding the purchase or sale of specific securities by the USAA FUNDS or other IMCO-managed account.

8. PORTFOLIO MANAGER means any ACCESS PERSON who, with respect to any USAA FUND or other IMCO-managed account, has or shares with any other person the primary responsibility for the day-to-day management of the investment portfolio of such USAA FUND or account.

9. PRE-CLEARANCE PERSONNEL means (i) any INVESTMENT PERSONNEL or PORTFOLIO MANAGER, including, but not limited to, those INVESTMENT PERSONNEL, PORTFOLIO MANAGERS and registered representatives working with USAA
      Private Investment Management, an advisory service of IMCO; (ii) any officer of IMCO (at the level of Assistant Vice President or higher); and
      (iii) the  secretaries of those persons  identified in subsections (i) and
      (ii) of this section.

10. REPORTING PERSON means any officer or director of any USAA FUND, any officer, director or employee of IMCO or SAS, any IMCO-NASD REGISTERED EMPLOYEE, any INTERESTED ACCESS PERSON, and any other person designated by the CHIEF COMPLIANCE OFFICER.

DEFINED SECURITIES AND ACCOUNTS

11. COVERED SECURITY encompasses each of the following (but not an EXCEPTED SECURITY or a REPORTABLE USAA FUND, each of which is separately defined below):

      o any note, stock, treasury stock, shares of a closed-end fund, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights;

      o any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof);

      o any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency; or

      o in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

12. EQUIVALENT COVERED SECURITY means, with respect to another security (the SUBJECT SECURITY), any security of the same class as the reference security, as well as any option (including puts as well as calls), warrant, convertible security, subscription or stock appreciation right, or other right or privilege on, for or with respect to the subject security.

13.   EXCEPTED SECURITY means any:

      (a) security issued by the Government of the United States, bankers' acceptance, bank certificate of deposit, commercial paper, share of any open-end money market fund, or share of any other registered open-end investment company (other than a REPORTABLE USAA FUND or an exchange-traded fund); and

      (b) any other form of "security" which the Code of Ethics Committee may hereafter identify as not presenting the sort of conflict of interest concerns which this Code is designed to obviate or control.

              |X| Specifically excepted under this subparagraph are the following:
                        o Investments in Qualified Tuition Programs (such as
                          the USAA College Savings Plan or other 529 plans)
                        o Investments in the USAA Strategic Fund Advisor program

      In accordance with interpretations of the COMMISSION, for purposes of sub-paragraph (a) above:

           (i) "security issued by the Government of the United States" shall NOT be deemed to include any indirect obligations of the Government of the United States (so-called "agency" obligations) with a remaining maturity in excess of 397 calendar days (e.g., FNMA and FHLMC), but shall be deemed to include any obligations directly issued or guaranteed by the Government of the United States, irrespective of the obligation's initial or remaining maturity; and

           (ii) certain so-called "money-market instruments," including conventional repurchase agreements, U.S. Government agency obligations and obligations issued or guaranteed by foreign governments maturing within 397 calendar days from date of purchase, may also be deemed to be EXCEPTED SECURITIES.

14. NON-DISCRETIONARY ACCOUNT means any account over which an ACCESS PERSON has given full investment discretion to a third party, retaining no ability to influence specific trades.

15. SECURITY HELD OR TO BE ACQUIRED means: any COVERED SECURITY that, within the most recent 15 days (i) is or has been held by the Fund; or is being or has been considered by the USAA Fund or its investment adviser for purchase by the USAA Fund; and (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a COVERED SECURITY described in paragraph (a)(10)(i) of this section.

16. USAA FUNDS means each and all of the following registered investment companies currently advised by IMCO, together with any series or portfolio thereof, as well as any such further registered investment company the board of directors or trustees of which adopts this Joint Code of Ethics:

          o    USAA Mutual Fund, Inc.
          o    USAA Investment Trust
          o    USAA Tax Exempt Fund, Inc.
          o    USAA State Tax-Free Trust
          o    USAA Life Investment Trust

17. REPORTABLE USAA FUND means any USAA FUND, other than USAA money market funds.

DEFINED TRANSACTIONS

18. EXCESSIVE TRADING is defined as either (i) transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term
     Fund) that exceed six exchanges per calendar year or (ii) a combination of transactions in a REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund and the USAA Short-Term Fund) which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction (other than a transaction made pursuant to an automatic dividend reinvestment or automatic investment plan) by or on behalf of the same person in the same REPORTABLE USAA FUND (other than the USAA Short-Term Bond Fund or the USAA Short-Term Fund) occurring within thirty
     (30) calendar days before or after the subject transaction, regardless of whether such transactions occur across multiple accounts in the same REPORTABLE USAA FUND.

19. INITIAL PUBLIC OFFERING means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration was not subject to Broker-Dealer reporting requirements of the Securities Exchange Act of 1934.

20. LIMITED OFFERING means an offering that is exempt from registration under state securities laws and under the Securities Act of 1933, such as transactions by an issuer not involving a public offering or sales of securities to accredited investors, or sales of securities to a limited number of investors or in limited dollar amounts.

21. PERSONAL SECURITIES TRANSACTION means the execution, either directly or indirectly, of any "purchase or sale of a security."

22. PURCHASE OR SALE OF A COVERED SECURITY shall include any bargain, contract or other arrangement including the writing of an option to purchase or sell a COVERED SECURITY, by which a person (other than a USAA FUND or other IMCO-managed account) purchases, buys or otherwise acquires, or sells or otherwise disposes of, a security in which he or she currently has or thereby acquires any direct or indirect BENEFICIAL OWNERSHIP interest.

     Excepted from the definition of this term and from the coverage by this Code is any "purchase or sale of a security":

           (a) involving a security or securities account over which a person has no direct or indirect influence or control;

           (b) which is non-volitional on the part of the person by or for whom the transaction is effected;

           (c) which is effected pursuant to an automatic dividend reinvestment plan; or

           (d)  involving either:

                (i) the purchase of a security effected upon the exercise of one or more rights issued by an issuer PRO RATA to all holders of a class of its securities, if and only to the extent to which such rights were acquired directly from such issuer; or

                (ii)  the sale of any such rights so acquired.

23. BENEFICIAL OWNERSHIP and BENEFICIAL OWNER shall have the meanings accorded to them in Appendix B to this Code.

24. SHORT-TERM MATCHED PROFIT TRANSACTION means the combination of any "personal securities transaction" (the SUBJECT transaction) in a COVERED SECURITY which, when matched (on either a purchase-and-sale, or sale-and-purchase, basis) with any other such transaction by or on behalf of the same person in the same (or any "equivalent") COVERED SECURITY occurring within sixty (60) calendar days before or after the subject transaction, results in actual trading profit for the person.

OTHER DEFINITIONS

25. CHIEF COMPLIANCE OFFICER means the AVP, Mutual Funds Compliance, or any other individual designated by the Code of Ethics Committee to meet the responsibilities of such officer on an interim basis.

26. FEDERAL SECURITIES LAWS means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the COMMISSION under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the COMMISSION or the Department of the Treasury.

27. UNLAWFUL ACTIONS means it is unlawful for any REPORTING PERSON in connection with the purchase or sale, directly or indirectly, by the person of a SECURITY HELD OR TO BE ACQUIRED by A USAA FUND or other
      IMCO-managed account: (1) to employ any device, scheme or artifice to defraud the USAA FUND or other-IMCO managed account; (2) to make any untrue statement of a material fact to the USAA FUND or other IMCO-managed account or omit to state a material fact necessary in order to make the statements made to the USAA FUND or other IMCO-managed account, in light of the circumstances under which they are made, not misleading; (3) to engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the USAA FUND or other IMCO-managed account; or (4) to engage in any manipulative practice with respect to the USAA FUND or other IMCO-managed account.

28. IMPERMISSIBLE CONDUCT means engaging in EXCESSIVE TRADING in a REPORTABLE USAA FUND.

29.   COMMISSION shall mean the Securities and Exchange Commission.

                        APPENDIX B - BENEFICIAL OWNERSHIP


     For purposes of the USAA Joint Code of Ethics, the term "beneficial ownership" shall be interpreted in accordance with the definition of "beneficial owner" set forth in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended, which states that the term "beneficial owner" means "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in" a security. The term "pecuniary interest" is further defined to mean "the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities."

     The pecuniary interest standard looks beyond the record owner of securities. As a result, the definition of beneficial ownership is extremely broad and encompasses many situations which MIGHT not ordinarily be thought to confer a "pecuniary interest" in or "beneficial ownership" of securities.

SECURITIES DEEMED TO BE "BENEFICIALLY OWNED"

     Securities owned "beneficially" would include not only securities held by you for your own benefit, but also securities held (regardless of whether or how they are registered) by others FOR YOUR BENEFIT in an account over which you have influence or control, such as, for example, securities held for you by custodians, brokers, relatives, executors, administrators, or trustees. The term also includes securities held for your account by pledgees, securities owned by a partnership in which you are a general partner, and securities owned by any corporation that you control.

     Set forth below are some examples of how beneficial ownership may arise in different contexts.

     FAMILY HOLDINGS. Securities held by members of your immediate family sharing the same household are presumed to be beneficially owned by you. Your "immediate family" includes any child, step-child, grandchild, parent, step-parent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (but does not include aunts and uncles, or nieces and nephews). The definition also includes adoptive relationships. You will be presumed to be the beneficial owner of a family member's holdings only if that family member shares your household. However, you may also be deemed to be the beneficial owner of securities held by an immediate family member not living in your household if the family member is economically dependent UPON you.

     PARTNERSHIP AND CORPORATE HOLDINGS. A general partner of a general or limited partnership will generally be deemed to beneficially own securities held by the partnership, as long as the partner has direct or indirect influence or control over the management and affairs of the partnership. A limited partner will generally not be deemed to beneficially own securities held by a limited partnership, provided he or she does not own a controlling voting interest in the partnership. If a corporation is your "alter ego" or "personal holding company," the corporation's holdings of securities are attributable to you.

     TRUSTS. Securities held by a trust of which you are a beneficiary and over which you have any direct or indirect influence or control would be deemed to be beneficially owned by you. An example would be where you as settlor have the power to revoke the trust without the consent of another person, or have or share investment control over the trust.

     ESTATES. Ordinarily, the term "beneficial ownership" would not include securities held by executors or administrators in estates in which you are a legatee or beneficiary unless there is a specific bequest to you or such securities, or you are the sole legatee or beneficiary and there are other assets in the estate sufficient to pay debts ranking ahead of such bequest.

SOME PRACTICAL EXAMPLES OF BENEFICIAL OWNERSHIP

     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by your spouse or minor children

     |X| Ownership of a COVERED SECURITY or REPORTABLE USAA FUND by a family member sharing your household (including an adult child, a stepchild, a grandchild, a parent, stepparent, grandparent, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

     |X| Ownership, partnership interest, or similar interest in a COVERED SECURITY or REPORTABLE USAA FUND accounts held by a corporation, general or limited partnership or similar entity you control

     |X| Right to receive dividends or interest from a COVERED SECURITY or REPORTABLE USAA FUND even if that right is separate or separable from the underlying securities

     |X| Interest in a COVERED SECURITY or REPORTABLE USAA FUND held for the benefit of you alone or for you and others in a trust or similar arrangement (including any present or future right to income or principal)

     |X| Right to acquire a COVERED SECURITY through the exercise or conversion of a "derivative" COVERED SECURITY

SECURITIES DEEMED NOT TO BE "BENEFICIALLY OWNED"

     For purposes of the Joint Code of Ethics, the term "beneficial ownership" excludes securities or securities accounts held by you for the benefit of someone else if you do not have a pecuniary interest in such securities or accounts. For example, securities held by a trust would not be considered beneficially owned by you if neither you nor an immediate family member is a beneficiary of the trust. Another example illustrating the absence of pecuniary interest, and therefore also of beneficial ownership, would be securities held by an immediate family member not living in the same household with you, AND who is not economically dependent upon you.

"INFLUENCE OR CONTROL"

     Supplementing the foregoing principles of beneficial ownership is a further concept of "direct or indirect influence or control" which, in instances where it appropriately applies, will operate so as to afford persons covered by the Joint Code of Ethics with an exception from the pre-execution clearance, post-trade reporting and year-end securities position disclosure requirements (as well as the various self-operative investing and trading restrictions) of the Code. This further concept provides, in effect, that in cases where beneficial ownership is indirect, the covered person must have an ability to exercise direct or indirect influence or control over the subject security or securities account for such security or account, or an individual transaction therein, to be within the purview of the Code.

     To have such "influence or control," the covered person must have an ability to prompt, induce or otherwise affect transactions in the subject security or securities account. Like "beneficial ownership," the concept of influence or control encompasses a wide variety of factual situations. An example of where influence or control exists would be where the beneficiary of a revocable trust has significant ongoing business and social relationships with the trustee of the trust. Examples of where influence or control does not exist would be a true blind trust, or securities held by a limited partnership in which the covered person's only participation is as a non-controlling limited partner. The determining factor in each case will be whether the covered person has ANY direct or indirect influence or control over the subject security or securities account. You are presumed under the Code to have "influence or control" as a result of having the following:

     |X|  Investment control (sole or shared) over a personal brokerage account

     |X| Investment control (sole or shared) over an account in the name of your spouse or minor children, unless you have renounced an interest in your spouse's assets (subject to the approval of the CHIEF COMPLIANCE OFFICER)

     |X| Investment control (sole or shared) over an account in the name of any family member, friend, or acquaintance

     |X|  Involvement in an Investment Club

     |X|  Trustee power over an account

     |X| An active power of attorney or limited trading authorization over an account

                       USAA INVESTMENT MANAGEMENT COMPANY
                           POLICY STATEMENT CONCERNING
                                 INSIDER TRADING


I.       Policy Statement

         USAA Investment Management Company ("IMCO") forbids any officer, director or employee from trading, either personally or on behalf of others, including mutual funds and brokerage service or other investment portfolios managed by IMCO, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "Insider Trading". IMCO's policy applies to every officer, director and employee and extends to activities within and outside their duties at IMCO. Every officer, director and employee must read and retain this policy statement.

         This Policy Statement applies to trading in all types of financial instruments, including but not limited to, equity, debt, government, municipal, tax-exempt, mutual funds, futures, and options.

         A. What is Insider Trading?

                 The term "Insider Trading" is not defined in the federal securities laws, but is generally referred to as the use of material nonpublic information to trade in securities (whether or not one is an "Insider") or to communications of material nonpublic information to others.

                 While the law concerning Insider Trading is not static, it is generally understood that the law prohibits:

                 1. Trading by an Insider while in possession of material nonpublic information,

                 2. Trading by a non-insider while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an Insider's duty to keep it confidential or was misappropriated, or

                 3.    Communicating material nonpublic information to others.

                 The elements of Insider Trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this Policy Statement, you have any questions you should consult the IMCO Compliance Officer.

         B. Who is an Insider?

                 The concept of "Insider" is broad. It may include officers, directors and employees of any public company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, IMCO may become a temporary insider of a company it advises, for which it performs other services or whose securities it owns either directly or beneficially.

         C. What is material information?

                 Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.
                 Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

                 Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S. (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

         D. What is Nonpublic Information?

                 Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

II. Procedures to Implement USAA Investment Management Company's Policy Concerning Insider Trading

         A. All reporting persons as defined in the Joint Code of Ethics must affirm in writing upon initial employment and at least annually thereafter, their receipt of, familiarity with, understanding of and agreement to comply with the Joint Code of Ethics and IMCO Insider Trading Policy.

         B.      Identifying Insider Information

                 Before trading for yourself or others, including mutual funds or private accounts managed by IMCO, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

                  1. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

                  2. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in REUTERS, THE WALL STREET JOURNAL or other publications of general circulation?

                  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

                  1. Report the matter immediately to the IMCO Compliance Officer in writing.

                  2. Do not purchase or sell the securities on behalf of yourself or others, including investment companies or private accounts managed by IMCO.

                  3. Do not communicate the information inside or outside IMCO, other than to the Compliance Officer.

                  4. After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. Such communication shall be written.

           C.     Restricting Access to Material Nonpublic Information

                  In the event that you identify certain information as MATERIAL and NONPUBLIC, such information may be inside information and may not be communicated to anyone, including persons within IMCO, except as provided in Paragraph B above. In addition, care should be taken so that such information is secure and treated as confidential information.

           D.     Resolving Issues Concerning Insider Trading

                  If, after consideration of the items set forth in Paragraph B, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any act, it must be discussed with the Compliance Officer before trading or communicating the information to anyone.

III.       Supervisory Procedures for Control of Insider Trading

                  The role of the Compliance Officer is critical to the implementation and maintenance of IMCO's policy and procedures against insider trading. Supervisory Procedures can be divided into two classifications - prevention of Insider Trading and detection of Insider Trading.

           A.     Prevention of Insider Trading

                  To prevent Insider Trading, the Compliance Officer shall:

                  1.    Provide,  at least annually,  an educational  program to
                        familiarize  officers,   directors  and  employees  with
                        IMCO's Policy and Procedures.

                  2.    Answer questions regarding IMCO's Policy and Procedures,
                        to  include  Insider  Trading  and  material   nonpublic
                        information transactions.

                  3. Resolve issues of whether information received by an officer, director or employee of IMCO is material and nonpublic.

                  4. Review on a regular basis and update as necessary IMCO's Policy and Procedures.

                  5. When it has been determined that an officer, director or employee of IMCO has material nonpublic information:

                        i.   implement measures to prevent dissemination of such
                             information    including    measures   to   prevent
                             dissemination to subadvisers; and

                        ii. if necessary, restrict officers, directors and employees from trading the securities, and maintain a Restricted List to include security description, symbol, date restricted and date restriction removed; and

                  6.    Promptly  review,  and either approve or disapprove,  in
                        writing, each request of an officer, director or employee for clearance to trade in specified securities.

           B.     Detection of Insider Trading

                  To detect Insider Trading, the Compliance Officer or his designee shall:

                  1. review the trading  activity reports filed by each officer, director and employee,

                  2. review the trading  activity  of mutual  funds and private accounts managed by IMCO,

                  3. review trading activity of IMCO's own account, and

                  4. coordinate   the  review  of  such   reports  with  other
                     appropriate officers, directors or employees of IMCO.

           C.     Special Reports to Management

                  Promptly, upon learning of a potential violation of IMCO's Policy and Procedures to Detect and Prevent Insider Trading, the Compliance Officer should prepare a written report to management providing full details and recommendations for further action.

                             USAA MUTUAL FUND, INC.
                              USAA INVESTMENT TRUST
                           USAA TAX EXEMPT FUND, INC.
                            USAA STATE TAX-FREE TRUST
                           USAA LIFE INVESTMENT TRUST

                     DISCLOSURE OF PORTFOLIO HOLDINGS POLICY

GENERAL STATEMENT OF POLICY

     This policy of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Life Investment Trust (the Funds) has been developed to prevent possible misuse of material non-public portfolio holdings information of the Funds. This policy applies to all directors, officers, employees, and agents who have roles and responsibilities related to the Funds.

PURPOSE OF POLICY

     The Funds' portfolio holdings may be material non-public information and, if so, must not be selectively disclosed, except under the safeguards and circumstances provided herein or as otherwise required by state law or federal securities laws. This policy is designed to prevent the possible misuse of knowledge of the Funds' portfolio holdings.

POLICY

     The general policy of the Funds is to not separately disclose to any person the portfolio holdings of the Funds. Therefore, no person who is covered by this policy may disclose portfolio holdings of the Funds, except as provided herein.

PROCEDURES

     To prevent the selective disclosure of portfolio holdings of the Funds, the general policy of the Funds is to NOT disclose any portfolio holdings of the Funds, other than the portfolio holdings filed with the Securities and Exchange Commission (SEC) on Form N-CSR (i.e., annual and semiannual reports) and Form N-Q (i.e., quarterly portfolio holdings reports), and any portfolio holdings made available on usaa.com.

     The Funds' general policy of preventing selective disclosure of portfolio holdings shall not apply in the following instances:

     * Where the person to whom the disclosure is made owes a fiduciary or other duty of trust or confidence to the Funds (e.g., auditors, attorneys, and Access Persons under the Funds' Joint Code of Ethics);

     * Where the person has a valid business reason to have access to the portfolio holdings information and has agreed not to disclose or
          misuse  the  information   (e.g.,   custodians,
          accounting agents, securities lending agents, subadvisers, rating agencies, and proxy voting agents);

     *    As disclosed in each Fund's Statement of Additional Information (SAI);
          and

     *    As required by law or a regulatory body.

     So, whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information which (i) has been filed with the SEC, or
(ii) is available on usaa.com, that request may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers. In addition, any request from a person or entity listed on Exhibit A seeking a Fund's portfolio holdings information may be answered in compliance with USAA Investment Management Company's internal policies without the need for any special approval by the Fund's officers.

     Whenever any person covered by this policy receives a request seeking a Fund's portfolio holdings information and such request does not satisfy any of the conditions set forth in the prior paragraph allowing such request to be answered immediately, such request must be sent in writing to the Chief Compliance Officer (CCO), Securities Counsel, or their designee(s) who will make the determination whether disclosure of such portfolio holdings may be made and whether the relevant Fund needs to make any related disclosure in its SAI. A report will be made to a Fund's Board of Directors/Trustees at each quarterly meeting about (i) any determinations made by the CCO, Securities Counsel, or their designee(s) pursuant to the procedures set forth in this paragraph, and
(ii) any violations of this policy.

RECORD RETENTION

     The CCO, Securities Counsel, or their designee(s) shall maintain and preserve in an easily accessible place a copy of this policy (and any amendments) and shall maintain and preserve for a period of not less than six years any written records completed in accordance with this policy.

                                    EXHIBIT A

I.       ARRANGEMENTS TO DISCLOSE PORTFOLIO HOLDINGS

If portfolio holdings are released pursuant to an ongoing arrangement with any party, a Fund must have a legitimate business purpose for doing so, and neither the Fund, nor USAA Investment Management Company or its affiliates, may receive any compensation in connection with an arrangement to make available information about the Fund's portfolio holdings. A Fund may disclose any and all portfolio information to its service providers and others who generally need access to such information in the performance of their contractual duties and responsibilities and are subject to duties of confidentiality, including a duty not to trade on non-public information, imposed by law and/or agreement. These service providers include each Fund's:

     *    Investment adviser and subadviser(s);
     *    Custodian;
     *    Administrator;
     *    Securities lending agent;
     *    Auditors;
     *    Internal auditors when necessary to conduct audit-related work;
     *    Attorneys;
     *    Accounting agent;
     *    Proxy voting agent; and
     *    Trade analysis consultant.

Each Fund also may distribute portfolio holdings to other entities including:

     *     Mutual fund evaluation services such as Lipper Analytical Services;
     *     Rating agencies; and
     * Broker-dealers that may be used by the Fund, for the purpose of efficient trading and receipt of relevant research.

II.      SCHEDULED DISCLOSURE OF PORTFOLIO HOLDINGS

     * Each Fund (except for each Fund of USAA Life Investment Trust) intends to post its annual and semiannual reports, and quarterly schedules of portfolio holdings on usaa.com after these reports are filed with the Securities and Exchange Commission (which typically occurs approximately 60 days after the end of each fiscal quarter).

     * Each Fund (except for the USAA money market funds, the USAA Total Return Strategy Fund, and each Fund of USAA Life Investment Trust) intends to post its top ten holdings on usaa.com 15 days following the end of each month. This information will also be made available on USAA Investment Management Company's intranet.

     * Approximately 60 days after the end of each fiscal quarter, a Fund's portfolio holdings will be delivered to certain independent evaluation and reporting services such as Bloomberg, Standard & Poor's, and Morningstar.

     * For the last month of each quarter, after each Fund's top ten holdings are made available on usaa.com, this information will be delivered to certain independent evaluation and reporting services such as Lipper, Standard & Poor's, Thomson Financial, and Value Line.

                                  Exhibit p(v)

                         MARSICO CAPITAL MANAGEMENT, LLC
                           THE MARSICO INVESTMENT FUND
                                 CODE OF ETHICS



A.    INTRODUCTION AND OVERVIEW...............................................2

B.    PERSONS COVERED BY THE CODE.............................................4

C.    GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS.....................5

D.1.  PROHIBITION ON PURCHASES OF CERTAIN SECURITIES..........................6

D.2.  EXEMPTED TRANSACTIONS...................................................7

D.3.  PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING
      SECURITIES AND MARSICO FUND SHARES.....................................11

E.1.  REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS.....................13

E.2.  REVIEW OF REPORTS AND OTHER DOCUMENTS..................................16

F.    VIOLATIONS OF THE CODE.................................................16

G.    PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION.........................16

H.1.  MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
      OFFERINGS..............................................................17

H.2.  RECORDKEEPING REQUIREMENTS.............................................18

H.3.  BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS..........................19

H.4.  CERTIFICATION OF COMPLIANCE............................................19

H.5.  ADOPTION AND EFFECTIVE DATE............................................20

I.    DEFINITIONS............................................................20

J.    FORMS..................................................................23

INITIAL PERSONAL HOLDINGS REPORT.............................................24

QUARTERLY PERSONAL TRANSACTION REPORT.........................................1

ANNUAL PERSONAL HOLDINGS REPORT...............................................1

SAMPLE LETTER TO BROKER OR OTHER INSTITUTION..................................1

INITIAL CERTIFICATION OF COMPLIANCE...........................................1

PERIODIC CERTIFICATION OF COMPLIANCE..........................................1

APPROVAL OF INVESTMENT IN LIMITED OFFERING....................................1

APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING.............................1

SPECIAL ACCOUNT CERTIFICATION.................................................1

PRE-CLEARANCE FORM............................................................1


A.       INTRODUCTION AND OVERVIEW

         This is the Code of Ethics ("Code") of Marsico Capital Management, LLC ("MCM") and The Marsico Investment Fund (the "Funds") (together, "Marsico"). This Code is intended to help ensure that our professional and personal conduct preserves Marsico's reputation for high standards of ethics and integrity. It is also intended to ensure that we obey federal and state securities laws.

         The fiduciary duties that all of us associated with Marsico owe to our clients must remain our foremost priority. One important part of our duty is to place the interests of our clients ahead of our own interests, and to avoid potential conflicts of interest. We have to avoid activities, interests, and relationships that might interfere, or appear to interfere, with our decisions for Fund shareholders and other clients. A conflict of interest can arise even if we don't intend it, and even if our clients don't take a loss.

         The Code is designed to help us avoid conflicts of interest in personal trading and related activities. It emphasizes four general principles for how we conduct our business:

1. WE MUST COMPLY WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. In connection with our investment advisory business, including the purchase or sale of a security for any client, directly or indirectly, it is unlawful to defraud or mislead any client (either directly or by failure to state material facts), or to engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any client. We also seek to fully disclose any conflicts of interest.

2. WE MUST PLACE THE INTERESTS OF OUR CLIENTS FIRST, INCLUDING THE FUNDS, THEIR SHAREHOLDERS, AND OTHER CLIENTS. As fiduciaries, we owe our clients a duty of care, loyalty, honesty, and good faith. As such, we seek to treat all clients equitably and seek to avoid favoritism among our clients. We must also scrupulously avoid putting our own personal interests ahead of the interests of Marsico clients. For example, we must never take for ourselves an investment opportunity that appropriately belongs to our clients.

3. WE MUST CONDUCT ALL PERSONAL SECURITIES TRANSACTIONS CONSISTENTLY WITH THE CODE, AND AVOID ANY ACTUAL OR POTENTIAL CONFLICT OF INTEREST AND ANY ABUSE OF OUR POSITION OF TRUST. Marsico's personal trading policies are highly restrictive and provide substantial assistance in ensuring that personal securities transactions do not conflict with the interests of our clients. These policies also help to ensure that our focus remains on the interests of our clients

4. WE MUST NOT TAKE INAPPROPRIATE ADVANTAGE OF OUR POSITIONS. The receipt of investment opportunities, perquisites, or gifts from persons seeking investment or business from Marsico could call into question our independent judgment.

         The Code's rules apply to everyone identified in Section B below. It is your responsibility to become familiar with the Code and to comply with it. COMPLIANCE WITH THE CODE IS EVERYONE'S RESPONSIBILITY AND IS A CONDITION TO EMPLOYMENT WITH MARSICO. Violations of the Code will be taken seriously and could result in sanctions against the violator, including termination of employment.

         Because regulations and industry standards can change, Marsico reserves the right to amend any part of the Code. These amendments may result in more stringent requirements than are currently applicable. Marsico also may grant exemptions when necessary. Exemptions must be documented by the Compliance Department, and will be granted only when no harm to MCM's clients is expected to result. Any amendments to the Code will be circulated to all employees, as discussed in Section H.4 below, and will be acknowledged in writing.

         No code of ethics can anticipate every situation. You are expected to follow both the letter and the spirit of the Code. Even if no specific Code provision applies, please avoid all conflicts of interest and abide by the general principles of the Code. IF YOU HAVE ANY QUESTIONS ABOUT THE CODE OR WHETHER CERTAIN ACTIONS MAY BE COVERED BY IT, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

         Capitalized terms in the Code are defined in Section I below.

B.       PERSONS COVERED BY THE CODE

         The Code applies to all Covered Persons. Covered Persons include all Access Persons and all Employees (whether or not they are Access Persons).

         Some provisions of the Code apply indirectly to other persons, such as relatives, significant others, or advisers, if they own or manage securities or accounts in which a Covered Person has a Beneficial Ownership interest. For example, if you are a Covered Person, the Code's investment restrictions and reporting requirements apply both to you, and to securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. An exemption may apply to a Special Account that you don't directly or indirectly influence or control, as discussed in Sections D.2.e.(4) and E.1.

TRUSTEES OF THE FUNDS

         Trustees of the Funds who are "interested persons" of the Funds and are MCM employees are subject to all requirements of the Code. Special rules apply to Trustees of the Funds who are not "interested persons" of the Funds (including any Trustee who may have a business relationship with the Funds, MCM, or its officers or directors, but is not an MCM employee and has not been formally determined to be an "interested person"). These Trustees are subject to the Code generally, but are not subject to the investment restrictions or reporting requirements in Sections D.1, D.2, D.3, or E.1 UNLESS THE TRUSTEE KNEW OR SHOULD HAVE KNOWN, IN THE ORDINARY COURSE OF FULFILLING HIS OR HER OFFICIAL DUTIES AS A FUND TRUSTEE, THAT DURING THE 15-DAY PERIOD IMMEDIATELY BEFORE OR AFTER THE TRUSTEE'S TRANSACTION IN A COVERED SECURITY, MARSICO PURCHASED OR SOLD THAT SECURITY FOR A FUND, OR CONSIDERED THE PURCHASE OR SALE OF THAT SECURITY. A special provision of the Code applies to any Fund Trustee who is an officer or director of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund (as summarized in Section G below).

COVERED PERSONS NOT EMPLOYED BY MARSICO

         Some persons not employed by Marsico might be deemed Access Persons in some circumstances - see the definition of Access Person in Section I. Hypothetical examples include: (i) a person who is an Advisory Person of the Funds or MCM even though he or she is not a Marsico employee (such as a person employed by an MCM affiliate who regularly obtains information regarding the purchase or sale of Covered Securities by a Fund), or (ii) a person who is an Informed Underwriter Representative (such as an officer of the Funds' principal underwriter who ordinarily obtains information regarding the purchase or sale of Covered Securities by a Fund).

         At present, it appears that there are no Access Persons employed by companies that are in a control relationship to MCM or the Funds.(1) In addition, it does not appear that any director, officer, or general partner of the Funds' principal underwriter meets the definition of an Informed Underwriter Representative.(2)

         If at any time MCM or the Funds determine that an individual not employed by Marsico is an Access Person (and therefore a Covered Person subject to the Code), MCM or the Funds will seek to ensure that either (i) the Covered Person complies with the Code thereafter, or (ii) the employer of the Covered Person has a code of ethics that regulates the Covered Person in accordance with the criteria for a code of ethics under Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Investment Advisers Act, and that the Funds' Board of Trustees receives the opportunity to review and approve that code of ethics.

C.       GENERAL CONDUCT GUIDELINES FOR PERSONAL INVESTMENTS

         As explained in Section D.1, the Code prohibits all Covered Persons from PURCHASING Restricted Trading Securities, but permits us otherwise to HOLD, ACQUIRE, OR SELL these and other types of securities in certain circumstances. In addition, SEC rules impose certain general conduct guidelines that apply to our personal investments that are permitted by the Code:

1. YOU MAY NOT ACQUIRE AN INTEREST IN A LIMITED OFFERING OR IN AN INITIAL PUBLIC OFFERING WITHOUT THE PRIOR WRITTEN APPROVAL OF MCM.

2. WITH RESPECT TO THE FUNDS, YOU MAY NOT, IN CONNECTION WITH YOUR ACQUISITION OR SALE OF ANY SECURITY HELD OR TO BE ACQUIRED BY A FUND OR ANY SECURITY ISSUED BY THE FUND:

         (a) Employ any device, scheme, or artifice to defraud the Fund;

         (b) Make to the Fund any untrue statement of a material fact, or omit to state to the Fund a material fact necessary in order to make the statements made not misleading, in light of the circumstances under which the statements are made;
_________________________

(1) Bank of America Corporation ("BAC") and certain of its affiliates are in a control relationship with MCM. MCM and BAC have received reasonable mutual assurances that employees of BAC and its affiliates do not regularly obtain specific current information or recommendations regarding the purchase or sale of Covered Securities by a Fund, and therefore are not Access Persons. MCM has adopted an Information Wall Policy designed to prevent such information from being inappropriately disclosed to non-MCM persons at BAC. The Information Wall Policy is subject to periodic independent review to assess its effectiveness. BAC has stated that it has procedures in place to prevent the misuse of any related information from MCM that it may receive.

(2) The principal underwriter to the Funds is UMB Distribution Services, LLC ("UMB Distribution"). No director, officer, or general partner of UMB
Distribution is believed to, in the ordinary course of business, obtain information or recommendations regarding the purchase or sale of Covered Securities by a Fund. In any case, because UMB Distribution is not an affiliated person of the Funds or MCM, and no officer, director, or general partner of UMB Distribution serves as an officer, director, general partner of the Funds or MCM, any Informed Underwriter Representative presumably would not be required to meet reporting requirements under the Code (or any code of ethics maintained by UMB Distribution).

         (c) Engage in any act, practice, or course of business that would operate as a fraud or deceit upon any Fund; or

         (d) Engage in any manipulative practice with respect to the Fund.

         Practices that may violate these guidelines include intentionally causing a Fund to act or fail to act in order to achieve a personal benefit rather than to benefit the Fund. Examples would include your causing a Fund to buy a Covered Security to support or drive up the value of your investment in the security, or causing the Fund not to sell a Covered Security to protect your investment.

         Another practice that may violate these provisions would be the exploitation of knowledge of Fund transactions to profit from their market effects. One example of this would be to sell a security for your personal account using the knowledge that MCM was about to sell the same security for the Funds. Because you have a duty to tell investment personnel about Covered Securities that are suitable for client investment, another violation may be your failure to recommend a suitable Covered Security or to purchase the Covered Security for a client to avoid a potential conflict with your personal transactions.

D.1.     PROHIBITION ON PURCHASES OF CERTAIN SECURITIES

         (a) Personal investing by Covered Persons can create potential conflicts of interest and the appearance of impropriety. Unrestricted personal investing also could distract us from our service to clients by diverting resources or opportunities from client account management. Thus, Marsico has decided to PROHIBIT all Covered Persons from PURCHASING any securities unless the purchase is an Exempted Transaction listed in Section D.2.(3)

         The practical effect of this prohibition is to restrict your PURCHASE of certain securities we call Restricted Trading Securities for any account in which you have a Beneficial Ownership interest. The Restricted Trading Securities that you generally MAY NOT PURCHASE include, without limitation, shares of mutual funds (other than the Funds) that are advised or sub-advised by MCM ("MCM Sub-advised Fund shares"), shares of common stock or preferred stock in a particular public operating company, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities.

         Subject to the restriction in the following paragraph, you may HOLD a Restricted Trading Security that was purchased before your association with Marsico. You also may otherwise ACQUIRE AND HOLD certain Restricted Trading Securities through certain Exempted Transactions listed in Section D.2. In addition, you may SELL a Restricted Trading Security if you comply with the sale pre-approval requirements ("pre-clearance") in Section D.3., or if the sale would be an Exempted Transaction under Section D.2.
____________________________

(3) This prohibition may not apply to Covered Persons who are employed by entities other than Marsico and are subject to another code of ethics, as described in Section B.

         YOU MAY NOT HOLD SHARES OF AN MCM SUB-ADVISED FUND. MCM Sub-advised Fund shares must be disposed of within a reasonable period of time after you join Marsico.(4) If you acquired MCM Sub-advised Fund shares before November 20, 2003, you may hold those shares for up to one year after that date, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3. You may not purchase MCM Sub-advised Fund shares (other than through dividend reinvestments) on or after November 20, 2003, and may not hold any MCM Sub-advised Fund shares after November 20, 2004.

         (b) PURCHASES OF MARSICO FUND SHARES. Covered Persons ("you") may invest in shares of the Funds ("Marsico Fund shares"), but only subject to the following restrictions:

? After November 20, 2003, you may purchase Marsico Fund shares only through UMB Fund Services ("UMB") or through MCM's 401(k) plan ("Great-West"). You may not purchase new Marsico Fund shares (other than through dividend reinvestments) through brokers or other channels other than UMB or Great-West.

? If you acquired Marsico Fund shares through brokers or other channels other than UMB or Great-West before November 20, 2003, you may hold those shares with the other broker for up to one year, transfer the shares to UMB or Great-West, or sell the shares after obtaining pre-clearance from the Compliance Department in accordance with Section D.3.

? You must hold all Marsico Fund shares for at least 60 days after you purchase them. Waivers of this requirement may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs).

? The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

         Marsico Fund shares ARE subject to sale pre-clearance and purchase and sale reporting requirements, as discussed below.

D.2.     EXEMPTED TRANSACTIONS

         As a Covered Person, you may participate in the Exempted Transactions listed below. Exempted Transactions generally are exempted from the prohibition on purchases in Section D.1. and the sale pre-approval requirements in Section D.3., except as noted below. Exempted
__________________________

(4) Covered Persons who purchased MCM Sub-advised Fund shares prior to their employment with Marsico should seek pre-clearance under Section D.3. to sell those shares within 60 days of joining Marsico.

Transactions must still comply with other Code requirements, including the general conduct guidelines in Section C with respect to the Funds, and reporting requirements in Section E.1. IF YOU HAVE ANY DOUBT ABOUT HOW THE CODE APPLIES TO A PARTICULAR TRANSACTION, PLEASE CONTACT THE COMPLIANCE DEPARTMENT OR THE LEGAL DEPARTMENT.

a. PURCHASE OR SALE OF SECURITIES THAT ARE NOT COVERED SECURITIES (subject only to requirements in Section E.1. to report ACCOUNTS that contain the securities)

(1) You may buy, exchange, or sell without restrictions ANY SECURITY THAT IS NOT A COVERED SECURITY, including shares of registered open-end mutual funds (other than the Marsico Funds, MCM Sub-advised Funds, or Affiliated Funds), money market funds, Treasury securities, bank certificates of deposit, and high quality short-term debt instruments such as bankers' acceptances and commercial paper.

b.  PURCHASE  OR SALE OF  COVERED  SECURITIES  THAT ARE NOT  RESTRICTED  TRADING
SECURITIES   (subject  to  conduct   guidelines   in  Section  C  and  reporting
requirements in Section E.1.)

         (1) You may buy or sell shares of registered open-end mutual funds that are Affiliated Funds. Shares of the Marsico Funds and MCM Sub-advised Funds are NOT Affiliated Funds (see section D.1 above for trading restrictions on these funds).

         (2) You may buy or sell shares of index-based exchange-traded funds ("ETFs") (other than closed-end funds) and similar products that are linked to broadly based securities indices or sectors.

         (3) You may buy or sell MUNICIPAL SECURITIES (including bonds and notes and investments in state 529 Plans).

         (4)      You may buy or sell any interest in FOREIGN CURRENCY.

         (5) You may participate in transactions in DERIVATIVES THAT ARE BASED ON SECURITIES OTHER THAN RESTRICTED TRADING SECURITIES (for example, options, futures, or other instruments that are based on commodities, broad-based stock indices, ETFs, unit investment trusts, Treasury bonds, municipal bonds, or foreign currency). NO exemption applies to transactions in derivatives that are based on Restricted Trading Securities (such as options based on particular common stocks or corporate bonds).

         (6) A financial adviser, trustee, or other person may buy or sell instruments THAT ARE NOT RESTRICTED TRADING SECURITIES IN A MANAGED ACCOUNT for you (or for a person in whose account you have a Beneficial Ownership interest). This permits managed accounts to buy, for example, mutual funds (other than the Funds or MCM-Subadvised Fund shares), Treasury securities, ETFs, unit investment trusts, municipal bonds, commodities, commodity futures or options, stock index futures (not single stock futures), or foreign currency.

c. ACQUISITIONS OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3, and security and account reporting requirements in Section E.1.)

         (1) You may BUY (but not sell) securities through DIVIDEND REINVESTMENT PLANS (if you do not make discretionary additional purchases), or through THE RECEIPT OR EXERCISE OF RIGHTS OR OTHER SECURITIES granted to all existing shareholders on a pro rata basis (such as the receipt of securities of a spin-off of an existing company, or the exercise of warrants or rights to buy tracking stock or additional securities). You may also acquire securities through stock dividends, stock splits, mergers, or other corporate events that are generally applicable to all existing holders of the same class of securities. MCM hereby grants prior approval to acquire an interest in an Initial Public Offering if the securities acquired are issued to existing shareholders pursuant to this paragraph. Please note that any SALE of Restricted Trading Securities obtained through these means must meet the sale pre-clearance and other requirements in Section D.3.

         (2) You may NOT BUY an interest in ANY OTHER INITIAL PUBLIC OFFERING UNLESS you obtain the prior approval of MCM's Compliance Department (see attached form of Approval of Investment in Initial Public Offering).

d. SALES OF RESTRICTED TRADING SECURITIES IN LIMITED CIRCUMSTANCES (subject to conduct guidelines in Section C, sale pre-clearance requirements in Section D.3., and security and account reporting requirements in Section E.1.)

         (1) You may SELL (but not buy) a RESTRICTED TRADING SECURITY if you follow the sale pre-clearance and other requirements in Section D.3. You may not, however, engage in short selling of particular Restricted Trading Securities, including short sales against the box. You may sell short an investment that is not a Covered Security or a Restricted Trading Security (such as an ETF).

e.   OTHER  EXEMPTED  TRANSACTIONS   (PURCHASE  OR  SALE)  (subject  to  conduct
     guidelines in Section C, and security and account reporting requirements in Section E.1.)

         (1) NON-VOLITIONAL TRANSACTIONS. You may buy or sell Restricted Trading Securities through NON-VOLITIONAL TRANSACTIONS you don't control (such as when an issuer whose securities you already own issues new securities to you or calls a security, a derivative instrument expires, or you receive a gift outside your control). If you acquire Restricted Trading Securities through a non-volitional transaction, but can control their sale, the SALE is NOT an
Exempted Transaction, and must meet the sale pre-clearance and other requirements in Section D.3.

         (2) EMPLOYMENT ARRANGEMENTS. You may buy or sell Restricted Trading Securities including options under an EMPLOYMENT ARRANGEMENT, and may exercise or sell any options, if your employer or an affiliate issues the securities or options. MCM's prior approval is required if you or a household member enter into employment arrangements after you join MCM (SEE attached Approval of Investment in Limited Offering). MCM's prior approval also is required if you thereby acquire an interest in a Limited Offering (see attached form of Approval of Investment in Limited Offering).

         (3) LIMITED OFFERINGS. You may BUY an interest in ANY LIMITED OFFERING (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets) ONLY if you obtain MCM's PRIOR APPROVAL (see attached form of Approval of Investment in Limited Offering). Investments in a hedge fund or other Limited Offering whose assets are invested in securities (except a fund advised by MCM) will be subject to conditions similar to those for a Special Account discussed below. You may SELL an interest in a Limited Offering without restrictions (unless you get an interest in an Initial Public Offering in return, which requires MCM's prior approval). Holdings and transactions in a Limited Offering must be reported on Code report forms (subject to exceptions discussed in E.1.c.4. below).

         Pre-approval and reporting requirements may not apply to your ownership of a personal or family company that does not hold its assets for investment. Shares of a personal or family company or partnership that holds only family property (such as an airplane, residence, or vacation home), and is not primarily intended as an investment, are exempted because the company is not an investment vehicle. In contrast, if the personal or family company or partnership holds assets mainly for investment, owns income-producing assets, or offers shares to non-family members, the company or partnership may be viewed as an investment vehicle, and the exemption from pre-approval and reporting requirements may NOT apply.

         Before you invest in any Limited Offering, please request pre-approval from MCM, and discuss it with the Compliance Department or Legal Department if you are not sure how the Code applies to it.

         (4) SPECIAL ACCOUNTS. A financial adviser, trustee, or other person may buy or sell RESTRICTED TRADING SECURITIES IN A MANAGED SPECIAL
ACCOUNT for you (or for a person in whose securities you have a Beneficial Ownership interest) ONLY in rare circumstances requiring, among other things that you obtain MCM's prior approval (see attached form of Special Account Certification). Approval will require that:

                  (a) You establish that the financial adviser, trustee, or other person who manages the Special Account has complete control over the account under a written grant of discretion or other formal arrangement, and that you have no direct or indirect influence or control over the Special Account or investment decisions made for it;

                  (b) You (and any related person) do not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

                  (c) The financial adviser, trustee, or other person who manages the Special Account does not disclose to you any investment decision to be implemented for the Special Account until after the decision has been implemented; and

                  (d) You complete the attached form of Special Account Certification (or its equivalent) and any other documents requested by MCM; you report the EXISTENCE of the Special Account in your periodic holdings and transaction reports; and you report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested.

         Whether an exemption will be granted for a Special Account will be determined on a case-by-case basis. MCM reserves the rights to require additional conditions as necessary or appropriate depending on the circumstances, and to revoke the exemption at any time.

D.3. PRE-CLEARANCE AND OTHER REQUIREMENTS FOR SELLING RESTRICTED TRADING SECURITIES AND MARSICO FUND SHARES

         As a Covered Person, you may be allowed to SELL a Restricted Trading Security (including Marsico Fund shares, MCM Sub-advised Fund shares, or other securities acquired before your association with Marsico or through an Exempted Transaction), if you follow pre-clearance and other procedures designed to avoid potential conflicts of interest. PLEASE NOTE THAT ALL SALES THAT QUALIFY AS EXEMPTED TRANSACTIONS IN SECTION D.2. ARE EXEMPTED FROM ALL SALE REQUIREMENTS.

a. PRE-CLEARANCE: BEFORE you sell any Restricted Trading Security, Marsico Fund shares, or MCM Sub-advised Fund shares, you must complete and submit a Pre-clearance Form (see attached form). MCM will treat the pre-clearance process as confidential, and will not disclose related information except as required by law or for appropriate business purposes. You may not pre-clear your own form. The persons authorized to pre-clear transactions and sign the form are:

                  Compliance Analysts or Manager
                  Chief Compliance Officer of MCM
                  Chief Compliance Officer of the Marsico Funds
                  General Counsel, Associate General Counsel, or Other Counsel

         YOU MAY NOT SELL THE RESTRICTED TRADING SECURITY, MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IN QUESTION UNTIL YOU RECEIVE WRITTEN PRE-CLEARANCE. Pre-clearance requests will be reviewed as quickly as possible. Please remember that pre-clearance is not automatically granted. For example, if MCM is considering the purchase of the security for client accounts, pre-clearance may be denied for a certain period of time.

         When you request pre-clearance of a sale of Marsico Fund shares or MCM Sub-advised Fund shares, you must attach to the Pre-clearance Form a copy of all of your transactions in those shares for the previous 90 days, including any transactions pursuant to automatic purchases, dividend reinvestments, and systematic withdrawal programs.

         Once pre-clearance is granted, it is valid only until the close of the next business day (unless you have no direct control over the timing of the transaction, in which case you should request that the transaction be initiated as soon as reasonably possible after pre-clearance), and only for the security and amount indicated on the Pre-clearance Form. You may not alter the terms of the authorized sale without completing a new Pre-clearance Form and obtaining written authorization.

         FAILURE TO OBTAIN PRE-CLEARANCE FOR A SALE OF ANY RESTRICTED TRADING SECURITY, OR MARSICO FUND SHARES, OR MCM SUB-ADVISED FUND SHARES IS A SERIOUS BREACH OF MARSICO'S RULES. A violation may expose you to sanctions up to and including termination of employment. Failure to obtain pre-clearance also may require your trade to be canceled, and you may be required to bear any loss that results. MCM, in its discretion, may require any profits from an unauthorized trade to be donated to a charity designated by MCM.

b. HOLDING PERIOD: As a general principle, Covered Persons should engage in personal securities transactions for investment purposes rather than to generate short-term trading profits. As a result, Covered Persons and accounts or securities in which they hold a Beneficial Ownership interest are generally prohibited from selling a Restricted Trading Security or Marsico Fund shares that you acquired within the previous 60 days. MCM may waive compliance with this requirement if you request a waiver in advance and show that you have good cause to be excused (such as a need to sell investments to buy a home). Waivers of the 60-day holding period requirement for Marsico Fund shares may be granted in cases of death, disability, or other special circumstances approved by the Compliance Department (such as for automatic investment or systematic withdrawal programs). The minimum sanction to be imposed for any initial violation of the 60-day holding period requirement for Marsico Fund shares will be disgorgement to the Fund of any profit on a sale of Marsico Fund shares before the expiration of the 60-day holding period. The Compliance Department's determination of the amount of the profit will be final.

c. BLACKOUT PERIOD: You MAY NOT SELL a Restricted Trading Security for EITHER SEVEN DAYS BEFORE, OR SEVEN DAYS AFTER, a trade in the same security or an equivalent security for a Fund or other client. This blackout period is intended to ensure that a Covered Person's securities transactions do not coincide with those of MCM's clients, and therefore minimize the possibility that the Covered Person may benefit from actions taken by MCM on behalf of its clients. The application of the blackout period BEFORE a trade for a Fund or other client poses certain difficulties, and could result in inadvertent violations of the Code (since it may be impossible to definitively determine whether a security will be bought or sold in the future). Nonetheless, Marsico makes reasonable efforts to ascertain whether a security will be purchased or sold for a Fund or other client after pre-approval in order to avoid even the appearance of impropriety.

         If a pre-cleared trade ultimately falls within the blackout period, MCM may ask the Covered Person to cancel the transaction. If the transaction was pre-cleared but cannot be canceled, MCM may, but is not required to, impose a sanction if necessary or appropriate in the circumstances. MCM may waive compliance with the blackout period requirement if there is good cause or under other special circumstances approved by the Compliance or Legal

Department. Please contact the Compliance Department or the Legal Department if you have any question about the application of the blackout period.

E.1.     REPORTS ABOUT SECURITIES HOLDINGS AND TRANSACTIONS

         As an Employee, you must give MCM periodic written reports about your securities holdings, transactions, and accounts (and the securities or accounts of other persons if you have a Beneficial Ownership interest in them).(5) SEC requirements mainly control these reports and their contents. The reports are intended to assist Marsico in identifying conflicts of interest that could arise when you invest in a Covered Security or hold accounts that permit these investments, and to promote compliance with the Code. Marsico is sensitive to privacy concerns, and will try not to disclose your reports to anyone unnecessarily. Reports should be filed on forms like those attached or in accordance with instructions from MCM's Compliance Department.

         FAILURE TO FILE A TIMELY, ACCURATE, AND COMPLETE REPORT IS A SERIOUS BREACH OF SEC RULES. If you are late in filing a report, or file a report that is misleading or incomplete, you may face sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment.

a. INITIAL HOLDINGS REPORT: Within ten days after you begin employment with Marsico, you must submit to Marsico a report that contains:

         (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY in which you have any direct or indirect Beneficial Ownership interest as of the date when you began employment with Marsico. You may provide this information in part by referring to attached copies of broker transaction confirmations or account statements that contain accurate, up-to-date information. All information contained in confirmations or account statements attached to the initial holdings report must be current as of a date not more than 45 days prior to the date of your employment.

In a separate section of the holdings report, you must report all holdings of Marsico Fund shares, MCM Sub-advised Fund shares, and Affiliated Fund shares.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership when you began employment with Marsico, the approximate date(s) when those accounts were established, the account numbers and names of the persons for whom the accounts are held.

______________________

(5) Covered Persons employed by entities other than Marsico and subject to another code of ethics should instead comply with its reporting requirements, as noted in Section B.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it. A sample Letter to Broker or Other Institution is attached.

         (4)      The date that you submitted the report.

b. QUARTERLY TRANSACTION REPORT: Within thirty days after the end of each calendar quarter, you must submit to Marsico a report that contains:

         (1) With respect to any transaction during the quarter in a COVERED SECURITY (INCLUDING MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES, OR AFFILIATED FUND SHARES) in which you had any direct or indirect Beneficial Ownership interest:

                  (a) The date of the transaction (purchases, exchanges, sales), the name/title and ticker symbol (or CUSIP), interest rate and maturity date (if applicable), and the number of equity shares of (or the principal amount of debt represented by) each SECURITY involved;

                  (b) The nature of the transaction (I.E., purchase, sale, or other type of acquisition or disposition);

                  (c) The price at which the transaction in the Security was effected; and

                  (d) The name of the broker, dealer, bank, or other institution with or through which the transaction was effected.

You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain all of the information, or by referring to statements or confirmations known to have been received by Marsico no later than 30 days after the end of the applicable calendar quarter.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) that maintained ANY ACCOUNT in which ANY SECURITIES (Covered Securities or not) were held during the quarter for your direct or indirect Beneficial Ownership, the account numbers and names of the persons for whom the accounts were held, and the approximate date when each account was established.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution that has established a NEW account for the direct or indirect Beneficial Ownership of the Employee
DURING THE PAST QUARTER to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4)      The date that you submitted the report.

c. ANNUAL HOLDINGS REPORT: Annually, at a time determined by the Compliance Department, you must submit to Marsico a report that contains the following information as of the effective date:

         (1) The name/title and ticker symbol (or CUSIP), and the number of equity shares of (or the principal amount of debt represented by) each COVERED SECURITY (INCLUDING MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES, OR AFFILIATED FUND SHARES) in which you had any direct or indirect Beneficial Ownership interest on the effective date. You may provide this information by referring to attached copies of broker transaction confirmations or account statements that contain the information. All such information contained in confirmations or account statements attached to the holdings report must be current as of a date not more than 45 days before the report is submitted. If appropriate, you and MCM may rely on confirmations or account statements that have been previously provided to MCM.

         (2) The name and address of any broker, dealer, bank, or other institution (such as a general partner of a limited partnership, or transfer agent of a company) with which you maintained ANY ACCOUNT in which ANY
SECURITIES (Covered Securities or not) were held for your direct or indirect Beneficial Ownership of the Employee on the effective date, the account numbers and names of the persons for whom the accounts are held, and the approximate date when each account was established.

         (3) A statement (and a letter or other evidence) that you have instructed each broker, dealer, bank, or other institution to provide duplicate account statements and confirmations of all securities transactions to Marsico, unless Marsico indicates that the information is otherwise available to it.

         (4)      The date that you submitted the report.

         EXCEPTION TO REQUIREMENT TO LIST TRANSACTIONS OR HOLDINGS: You need not list any SECURITIES HOLDINGS OR TRANSACTIONS IN any account over which you had no direct or indirect influence or control, unless requested by MCM. This may apply, for example, to a Special Account. You must still identify the EXISTENCE of the account in your list of securities accounts.

         You need not list additional transactions in a Limited Offering (after the initial transaction) if the additional transactions do not increase the amount of your investment or ownership interest beyond those originally approved by MCM. If there are additional investments beyond the amounts approved, the transactions must be reported, and in some circumstances may require a new approval form (see attached form of Approval of Investment in Limited Offering).

         Please ask the Compliance Department or the Legal Department if you have questions about reporting requirements.

E.2.     REVIEW OF REPORTS AND OTHER DOCUMENTS

         The Compliance Department will review each report submitted pursuant to Section E.1. by Covered Persons for consistency with the Code, and will review each account statement or confirmation from institutions that maintain their accounts. To ensure adequate scrutiny, a report concerning a member of the Compliance Department will be reviewed by a different member of the Compliance Department.

F.       VIOLATIONS OF THE CODE

         All employees will promptly report any violations of the Code to the Chief Compliance Officer of MCM, the Chief Compliance Officer of the Funds, or a member of the Compliance Department.(6) Reports of violations of the Code may be submitted anonymously.

         The Compliance Department will promptly investigate any violation or potential violation of the Code, and recommend to the Chief Compliance Officer of MCM or the Chief Compliance Officer of the Funds appropriate action to cure the violation and prevent future violations. The Compliance Department will keep a record of investigations of violations, including actions taken as a result of a violation. If you violate the Code, you may be subject to sanctions including identification by name to the Funds' board of directors or MCM management, withholding of salary or bonuses, or termination of employment. Violations of the Code also may violate federal or state laws and may be referred to authorities.

G.       PROTECTION OF MATERIAL, NON-PUBLIC INFORMATION

         MCM maintains comprehensive polices and procedures designed to prevent the misuse of material, non-public information ("Insider Trading Policy").(7) MCM's Insider Trading Policy is designed to ensure that MCM personnel act consistently with the fiduciary duties owed to clients, and that those personnel do not personally profit from MCM's proprietary information at the expense of clients or other persons to whom duties are owed. MCM's Insider Trading Policy is also designed to ensure that MCM's proprietary information is not disclosed improperly.

         MCM's Insider Trading Policy generally prohibits employees from (1) buying or selling a security either personally or on behalf of any account or fund managed by MCM, while in possession of material, non-public information about that security or its issuer, or (2) communicating material, non-public information to others in violation of the law and the

______________________

(6) All violations of this Code must periodically be reported to MCM's Chief Compliance Officer.

(7) MCM's Insider Trading Policy covers all officers, directors and employees of MCM and any other persons as may from time to time fall within the definition of "persons associated with an investment adviser," as defined in the Advisers Act. MCM's Insider Trading Policy extends to activities within and outside of an employee's duties at MCM.

Insider Trading Policy. These prohibitions generally extend to communications of material, non-public information regarding MCM, its investment processes, analyses, recommendations, and holdings of MCM-advised accounts, the Marsico Funds, and any other registered investment companies sub-advised by MCM. Every MCM employee is required to read the Insider Trading Policy, to sign and return accompanying acknowledgements, and to retain a copy of the policy in a readily accessible place for reference.

         SPECIAL PROVISION FOR FUND TRUSTEES: This provision is intended to prevent the misuse of material, non-public information when a Trustee also serves as a director or officer of an operating company, if the company's securities are held by a Fund, or are under consideration for purchase or sale by the Fund. In those circumstances, the Trustee may not discuss the company or the Marsico Funds' holdings (or contemplated holdings) in the company with any employee of MCM or the Funds. The Trustee also should recuse himself or herself from any Board discussion or presentation regarding the securities of the company. The Trustee and any employee of MCM or the Funds may attend a general company meeting or other meeting, at which the Trustee may discuss the company with other members of the Board, the financial community, or securities analysts. Any questions regarding this policy should be discussed with the Chief Compliance Officer of the Funds.

H.1.     MISCELLANEOUS ISSUES CONCERNING BOARD SERVICE, GIFTS, AND LIMITED
OFFERINGS

         Some conduct that does not involve personal trading may still raise concerns about potential conflicts of interest, and is therefore addressed here.

A. SERVICE ON BOARDS: As a Covered Person, you may not serve on the board of directors of any for-profit company that is the type of company in which MCM might reasonably consider investing for clients without MCM's prior written approval. Approval will be granted only if MCM believes that board service is consistent with the interests of Marsico's clients. If board service is authorized, you and MCM must follow appropriate procedures to ensure that you and Marsico do not obtain or misuse confidential information. MCM also may require you to show that any securities you receive from the for-profit company or organization are appropriate compensation.

B. OTHER BUSINESS ACTIVITIES: As a Covered Person, you should consider your fiduciary responsibilities under the Code when accepting outside employment arrangements or involvement in outside business activities. Any questions should be directed to the Compliance Department or Legal Department.

c. GIFTS: On occasion, you may be offered gifts from clients, brokers, vendors, or other persons not affiliated with Marsico who may be in a position to do business with Marsico. You may not accept extraordinary or extravagant gifts. You may accept gifts of a nominal value (I.E., no more than $100 annually from one person), customary business meals and entertainment if both you and the giver are present (E.G., sporting events), and promotional items (E.G., pens or mugs). You may not solicit gifts.

         You may not give a gift that has a fair market value greater than $100 per year to persons associated with securities or financial organizations, exchanges, member firms, commodity firms, news media, or clients of MCM. You may provide reasonable entertainment to these persons if both you and the recipient are present. Please do not give or receive gifts or entertainment that would be embarrassing to you or Marsico if made public.

d. LIMITED OFFERINGS IN PRIVATE COMPANIES: If you acquire a Limited Offering in a private company, either before association with Marsico or through an Exempted Transaction, MCM may have to follow special procedures if it later seeks to purchase securities of the same issuer for clients. You may be excluded from decision-making relating to such an investment. If you play a part in MCM's consideration of the investment, your interest may have to be disclosed to all clients for whom MCM may make the investment, and MCM's decision to invest must be independently reviewed by other investment personnel with no personal interest in the issuer.

H.2.     RECORDKEEPING REQUIREMENTS

         Marsico or its agents will maintain the following records at their places of business in the manner stated below. These records may be made available to the Securities and Exchange Commission for reasonable periodic, special, or other examinations:

* A copy of the Code that is in effect, and any Code that was in effect at any time within the past five years (maintained in an easily accessible place);

* A record of any violation of the Code, and of any action taken as a result of the violation (maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs);

* A copy of each report required to be submitted by a Covered Person under Section E.1., including broker transaction confirmations or account statements (maintained for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place);

* A record of all Covered Persons within the past five years, and who are or were required to make reports under the Code (maintained in an easily accessible place);

* A record of all persons who are or were responsible for reviewing reports of Covered Persons during the past five years (maintained in an easily accessible place);

* A copy of each report to the Board of Trustees of the Funds submitted under Section H.3. of the Code (maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place);

* A copy of each written approval (including the reasons supporting such decision) of a Covered Person's acquisition of securities in an Initial Public Offering or a Limited Offering, and each written approval of other transactions, such as a Pre-clearance Form (maintained for at least five years after the end of the fiscal year in which the approval was granted); and

* A copy of each Covered Person's periodic Certificate of Compliance (acknowledging receipt of the Code and any amendments) under Section H.4. for five years (maintained in an easily accessible place).

H.3.     BOARD APPROVAL AND ANNUAL REVIEW REQUIREMENTS

         This Code and any material changes must be approved by the Board of Trustees of the Funds, including a majority of the Outside Trustees, within six months after the adoption of the material change. Each approval must be based on a determination that the Code contains provisions reasonably necessary to prevent Covered Persons from engaging in any conduct prohibited by Rule 17j-l(b) under the 1940 Act, including conduct identified in Section C above.

         At least annually, the Fund's Chief Compliance Officer, on behalf of MCM, will provide to the Board of Trustees of the Funds, and the Trustees will review, a written report that summarizes existing procedures concerning personal trading (including any changes in the Code), certifies that Marsico has adopted procedures reasonably necessary to prevent violations of the Code, describes any issues arising under the Code, including any material violations and sanctions imposed since the last report to the Board, and identifies any recommended changes to the Code.

         MCM's Chief Compliance Officer must approve the Code on behalf of MCM. On an annual basis, MCM's Chief Compliance Officer, with the assistance of any designees, will also review the adequacy and effectiveness of the Code, and make any necessary recommendations for revisions of the Code.

         MCM's Compliance Department is responsible for providing, as necessary, any training and education to Covered Persons regarding compliance with the Code.

H.4.     CERTIFICATION OF COMPLIANCE

         The Compliance Department will notify each Covered Person that he or she is subject to the Code and will provide each such person with a copy of the Code. Each Covered Person will be asked to certify initially and periodically that he/she has received, read, understands, and has complied or will comply with the Code. You must complete this Certification of Compliance upon commencement of employment and periodically thereafter. Any material amendments to the Code will be circulated prior to becoming effective.

H.5.     ADOPTION AND EFFECTIVE DATE

         Approved by:               /S/ STEVEN CARLSON

         Title:                     CHIEF COMPLIANCE OFFICER

         Effective as of:           OCTOBER 1, 2004

         Amended:                   APRIL 1, 2005

         Approved by:               /S/ STEVEN CARLSON

         Title:                     CHIEF COMPLIANCE OFFICER

         Effective Date:            FEBRUARY 1, 2005


I.            DEFINITIONS

1.            "Access Person" means:

(a) Any "MCM-Supervised Person," defined as any MCM partner, officer, director (or person with similar status or functions), or employee (or other person who provides investment advice for MCM and is subject to MCM's supervision or control), if the MCM-Supervised Person:

              (i) Has access to non-public information regarding any MCM client's purchase or sale of securities, or non-public information regarding the portfolio holdings of any investment company advised or sub-advised by MCM; or
              (ii) Is involved in making securities  recommendations to clients, or has access to such recommendations that are non-public;

(b) Any "Advisory Person of the Funds or of MCM," defined as (i) any director, officer, general partner or employee of the Funds or MCM (or of any company in a control relationship to the Funds or MCM) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by a Fund, or whose functions relate to the making of any recommendations with respect to those purchases or sales; and (ii) any natural person in a control relationship to the Funds or MCM who obtains information concerning recommendations made to a Fund with regard to the purchase or sale of Covered Securities by the Fund; and

(c) Any "Informed Underwriter Representative," defined as a director, officer, or general partner of the principal underwriter to the Funds who, in the ordinary course of business, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by a

Fund, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to a Fund regarding the purchase or sale of Covered Securities; provided that the Informed Underwriter Representative would not be required to meet reporting requirements under the Code (or any code of ethics maintained by the principal underwriter) unless the principal underwriter is an affiliated person of a Fund or MCM, or the Informed Underwriter Representative also serves as an officer, director, or general partner of a Fund or MCM.

(d) All directors, officers, and general partners of either MCM or the Funds are presumed to be Access Persons.

2. "Affiliated Fund" means any investment company (EXCEPT money market funds) for which a control affiliate of MCM (including a person that controls MCM, is controlled by MCM, or is under common control with MCM) acts as adviser, subadviser, or principal underwriter. Investment companies for which MCM acts as adviser or subadviser are NOT considered to be Affiliated Funds. MCM's Compliance Department will maintain a listing of Affiliated Funds and will periodically distribute the list to all Covered Persons.

3. "Beneficial Ownership" has the same meaning as under Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) under the Act. Under those provisions, a person generally is the beneficial owner of (or has a Beneficial Ownership interest in) any securities in which the person has or shares a direct or indirect pecuniary interest. A person's Beneficial Ownership interest ordinarily extends to securities held in the name of a spouse, minor children, relatives resident in the person's home, or unrelated persons in circumstances that suggest a sharing of financial interests, such as when the person makes a significant contribution to the financial support of the unrelated person, or shares in profits of the unrelated person's securities transactions. Key factors in evaluating Beneficial Ownership include the person's ability to benefit from the proceeds of a security, and the extent of the person's control over the security.

4. "Covered Person" means any person subject to the Code, which generally includes any Access Person or any Employee.

5. "Covered Security" means ANY security, as defined in Section 2(a)(36) of the Investment Company Act, EXCEPT (1) direct obligations of the U.S. government;
(2) bankers' acceptances, bank certificates of deposit, commercial paper, and high-quality short-term debt instruments, including repurchase agreements; or
(3) shares issued by open-end registered investment companies (also known as mutual funds). NOTE THAT FOR PURPOSES OF THIS CODE, shares of the Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are considered Covered Securities.

6. "Employee" means (1) any Marsico Employee, and (2) any temporary staffer who has worked for Marsico continuously for more than 30 days.

7. "Exempted Transaction" means a securities transaction listed in Section D.2. The purchase or sale of a security through an Exempted Transaction generally IS exempted from the prohibition on purchases in Section D.1., and the sale pre-approval requirements in Section D.3.,

UNLESS otherwise noted in Section D. An Exempted Transaction generally IS NOT exempted from the general conduct guidelines in Section C, or the reporting requirements in Section E.1.

8. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

9. "Limited Offering" means any offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) of the Securities Act or pursuant to Rule 504, 505, or 506 under the Securities Act. A Limited Offering generally includes any interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, and certain interests in stock options or other deferred compensation.

10 "Marsico Employee" means any officer, principal, or permanent employee of MCM, and any officer, trustee, or permanent employee of the Funds. "Marsico Employee" does not include an inactive or semi-retired employee who receives salary or benefits, but does not actively participate in Marsico's business, have access to current information regarding the purchase or sale of Covered Securities by the Funds, or make recommendations regarding those purchases or sales.

11. "Restricted Trading Security" means any security that a Covered Person generally may not PURCHASE because of the prohibition on purchases in Section
D.1. Restricted Trading Securities include, without limitation, shares of common stock or preferred stock in a particular public operating company, MCM Sub-advised Fund shares, shares of closed-end investment companies, corporate bonds, and options or other derivatives based on any of these securities. A Covered Person may OTHERWISE HOLD, ACQUIRE, OR SELL a Restricted Trading Security (other than MCM Sub-advised Fund shares after a reasonable time), as explained in Section D.1.

12. "Security Held or to be Acquired by a Fund" means (1) any Covered Security that within the most recent 15 days (a) is or has been held by one of the Funds or a mutual fund sub-advised by MCM; or (b) is being or has been considered by a Fund or MCM for purchase by the Fund or a mutual fund sub-advised by MCM; and
(2) any option to purchase or sell, and any security convertible into or exchangeable for, such a Covered Security.

13. "Special Account" means a managed account in which a financial adviser, trustee, or other person buys or sells Restricted Trading Securities for a Covered Person (or for a person in whose securities a Covered Person has a Beneficial Ownership interest), provided that the account meets the requirements described in Section D.2.f.(4).

J. FORMS

         Attached to the Code are the following forms:

*        Initial Personal Holdings Report;
*        Quarterly Personal Transaction Report;
*        Annual Personal Holdings Report;
*        Sample Letter to Broker or Other Institution;
*        Initial/Periodic Certification of Compliance with Code of Ethics;
*        Approval of Investment in Limited Offering;
*        Approval of Investment in Initial Public Offering;
*        Special Account Certification;
*        Pre-clearance Form.

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                        INITIAL PERSONAL HOLDINGS REPORT
             TO BE COMPLETED BY ALL NEW MCM EMPLOYEES WITHIN 10 DAYS
                           AFTER BEGINNING EMPLOYMENT

NAME:  ___________________________________

EFFECTIVE DATE (WHEN YOU
BEGAN EMPLOYMENT WITH MCM): _____________________________


1. Please list every "Covered Security" in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(8)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, preferred stock, corporate bonds, hedge funds, and limited partnership interests, among other securities. These may be held in custody or in certificate form.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities that are reported in a separate section on the holdings report. Money market funds do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities and do not need to be reported.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please attach copies to the report and state below that "Confirmations and/or account statements are attached". All information contained in attached confirmations or account statements must be current as of a date no more than 45 days prior to the date of your employment.

_________________

(8) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security.
--------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY      NUMBER OF SHARES    PRINCIPAL AMOUNT
(including interest rate and maturity    (if equity)         (if debt)
date if applicable)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Please write "None" below if you do not own a direct or indirect interest in the following fund shares. Money market funds do not need to be reported.

-------------------------------------------------------------------------------
MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES,      NUMBER OF SHARES
OR AFFILIATED FUND SHARES
(please list all shares or attach all relevant
account statements and/or confirmations)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(9) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

_____________________

(9) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER,      DATE SECURITIES      ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER       ACCOUNT WAS          (SELF/OTHER) AND NUMBER/S
INSTITUTION                  ESTABLISHED
------------------------------------------------------------------------------

Great-West Life & Annuity    (Please state        SELF:
Insurance Co.                approximate date)    MCM 401(k) Plan No. 934587-01,
401(k) Operations                                 Participant Account
8525 East Orchard Road                            (Please state all account
Greenwood Village,                                numbers)
Colorado 80111

--------------------------------------------------------------------------------

UMB Fund Services, Inc.      (Please   state      (Please state all account
803 West Michigan Street     approximate date)    numbers)
Milwaukee, Wisconsin  53233

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(10)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB

_____________________

(10) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

(which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Initial Personal Holdings Report.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________

Revised initial personal holdings report3.doc, January 6, 2006, 1:58 PM

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                      QUARTERLY PERSONAL TRANSACTION REPORT
             TO BE COMPLETED BY ALL MCM EMPLOYEES WITHIN THIRTY DAYS
                          AFTER EACH CALENDAR QUARTER


NAME:(11)  _______________________________________


CALENDAR QUARTER JUST ENDED:  (please indicate below)


         1ST Q               2ND Q              3RD Q               4TH Q

                                      200__


1. Please list on page 2 each "transaction" in the past quarter in a "Covered Security" in which you had a direct or indirect beneficial ownership interest.(12) A transaction generally happens when someone acquires or disposes of a Covered Security.

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, preferred stock corporate bonds, hedge funds, and limited partnership interests, among other securities.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities. Transactions in these shares are reported in a separate section of the transaction report. Money market fund transactions do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities, and transactions in such investments do not need to be reported.

                                      * * *

________________________

(11) This report also serves as MCM's record of every transaction in certain types of securities in which an advisory representative has any direct or indirect beneficial ownership, as required by Rule 204-2(a)(12) under the Investment Advisers Act.

(12) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

You may rely on confirmations or account statements that provide the requested information. To do this, please state on page 2 that: (a) "I know my broker/dealer/bank/other institution sent copies of all relevant confirmations and account statements to MCM no later than 30 days after the end of the applicable calendar quarter," if true; or (b) "Confirmations and/or account statements are attached" (and attach copies). Only (b) is acceptable for Marsico Fund shares, Marsico Sub-advised Fund shares, and Affiliated Fund shares.

Please write "None" on page 2 if no transaction in Covered Securities happened this quarter.


------------------------------------------------------------------------------------------------------------------------------------
DATE OF TRANSACTION     TITLE AND SYMBOL OF     NUMBER OF      PRINCIPAL     NATURE OF           PRICE OF        NAME OF BROKER,
                        COVERED SECURITY        SHARES         AMOUNT        TRANSACTION         COVERED         DEALER, OR
                        (including interest     (if equity)    (if debt)     (purchase, sale,    SECURITY        BANK through which
                        rate and maturity                                    dividend, gift,     at which        transaction was
                        date if applicable)                                   etc.)              transaction     effected
                                                                                                 was effected
------------------------------------------------------------------------------------------------------------------------------------
[  ] I know my broker/dealer/bank/other  nstitution  sent copies of all relevant account  statements and confirmations to MCM no later than 30 days after the end of the applicable calendar quarter.

[ ]   I do not have any transactions to report this quarter.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

(FOR MARSICO FUND SHARES,  MCM  SUB-ADVISED  FUND SHARES,  AND  AFFILIATED  FUND
SHARES,  PLEASE LIST ALL TRANSACTIONS OR ATTACH ALL RELEVANT ACCOUNT  STATEMENTS
OR CONFIRMATIONS - DO NOT INCLUDE MONEY MARKET FUNDS)

------------------------------------------------------------------------------------------------------------------------------------
[ ]  Confirmations and/or account statements are attached.

[ ]  I do not have any transactions to report this quarter.
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit in the past quarter.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(13) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER,       DATE SECURITIES      ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER        ACCOUNT WAS          (SELF/OTHER) AND NUMBER/S
INSTITUTION                   ESTABLISHED
--------------------------------------------------------------------------------
Great-West Life & Annuity     (Please state        SELF:
Insurance Co.                 approximate date)    MCM 401(k) Plan No. 934587-01
401(k) Operations                                  Participant Account
8525 East Orchard Road                             (Please state all account
Greenwood Village,                                 numbers)
Colorado 80111

--------------------------------------------------------------------------------
UMB Fund Services, Inc.       (Please       state  (Please state all account
803 West Michigan Street      approximate date)    numbers)
Milwaukee, Wisconsin  53233

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

_______________

(13) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that established a NEW account for your direct or indirect benefit in the past quarter.

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.

4. If you own an interest in a private fund or managed account that invests in securities and is not managed by MCM, please sign the private fund/managed account certification below.

GENERAL QUARTERLY CERTIFICATION

I certify that:

    *    I have responded fully to Request Nos. 1 and 2;

    * I have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Quarterly Personal Transaction Report;

    * I have signed the private fund/managed account certification below if I own an interest in a private fund or managed account that invests in securities and is not managed by MCM.


Name:      _____________________________________
                   (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________

                   PRIVATE FUND/MANAGED ACCOUNT CERTIFICATION

I own an interest in a private fund or managed account that invests in securities and is not managed by MCM. I certify that:

    *    THE  MANAGER  OF  THE   FUND/ACCOUNT   HAS  COMPLETE   CONTROL  OF  THE
         FUND/ACCOUNT UNDER A WRITTEN GRANT OF DISCRETION OR OTHER FORMAL AGREEMENT.

    * I HAVE NO DIRECT OR INDIRECT INFLUENCE OR CONTROL OVER THE FUND/ACCOUNT OR INVESTMENT DECISIONS MADE FOR IT.

    * I (AND ANY RELATED PERSON) HAVE NOT DISCLOSED AND WILL NOT DISCLOSE TO THE FUND/ACCOUNT MANAGER ANY ACTION THAT MCM HAS TAKEN OR MAY TAKE RELATING TO ANY SECURITY, OR ANY CONSIDERATION BY MARSICO OF ANY SECURITY.

    * THE FUND/ACCOUNT MANAGER AND OTHER REPRESENTATIVES OF THE FUND/ACCOUNT HAVE NOT DISCLOSED AND WILL NOT DISCLOSE TO ME ANY INVESTMENT DECISION FOR THE FUND/ACCOUNT UNTIL AFTER IT HAS BEEN IMPLEMENTED.

    * I HAVE REPORTED AND WILL CONTINUE TO REPORT TO MCM THE EXISTENCE OF THE FUND/ACCOUNT IN MY PERIODIC REPORTS.

    * IF REQUESTED, I WILL REPORT THE FUND'S/ACCOUNTS SECURITIES HOLDINGS AND TRANSACTIONS TO MCM.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________



Revised quarterly personal transaction report4.doc, January 6, 2006, 1:58 PM

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION



DATE

INSTITUTION NAME
ADDRESS


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________________
                  Account No/s: ______________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

(1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

(2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

         Marsico Capital Management, LLC
         Attention:  Compliance Department
         1200 17th Street, Suite 1600
         Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



YOUR NAME

cc:  Marsico Capital Management, LLC
       Compliance Department

                     MARSICO CAPITAL MANAGEMENT, LLC ("MCM")
                         ANNUAL PERSONAL HOLDINGS REPORT

TO BE COMPLETED BY ALL MCM EMPLOYEES ANNUALLY AS OF AN EFFECTIVE DATE DETERMINED BY THE COMPLIANCE DEPARTMENT WITHIN 45 DAYS AFTER EFFECTIVE DATE

NAME:  _____________________________________

EFFECTIVE DATE:  (please indicate)  __________________________


1. Please list every "Covered Security" in which you had any direct or indirect beneficial ownership interest on the Effective Date, including securities owned by other persons.(14)

A Covered Security includes shares of exchange-traded funds, unit investment trusts, municipal bonds and state 529 Plans, closed-end funds, depositary receipts, broker folios, common stock, corporate bonds, preferred stock, hedge funds, and limited partnership interests, among other securities.

Shares of Marsico Funds, MCM Sub-advised Funds, and Affiliated Funds are Covered Securities that are reported in a separate section on the holdings report. Money market funds do not need to be reported.

Shares of registered open-end investment companies (mutual funds) which are not listed above, direct obligations of the U.S. government, bank CDs, or other high-quality short-term debt are NOT included in the definition of Covered Securities, and do not need to be reported.

                                      * * *

You may rely on account statements or confirmations that provide the requested information. To do this, please attach copies to the report and state below that: "Confirmations and/or account statements are attached". All information contained in attached confirmations or account statements must be current as of a date no more than 45 days prior to the date of submission of this report.

____________

(14) You generally have an indirect beneficial ownership interest in, for example, securities or accounts (1) owned by a relative who lives in your home or whom you support, or by a non-relative who shares significant financial arrangements with you, or (2) managed by an adviser for you or a close relative. Your completion of this report is not an admission for other purposes that you have an ownership interest in securities or accounts reported here.

Please write "None" below if you do not own a direct or indirect interest in a Covered Security. Please list the security details or attach account statements containing the relevant information.

--------------------------------------------------------------------------------
TITLE AND SYMBOL OF COVERED SECURITY     NUMBER OF SHARES    PRINCIPAL AMOUNT
(including interest rate and             (if equity)         (if debt)
maturity date if applicable)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Please write "None" below if you do not own a direct or indirect interest in the following fund shares. Money market funds do not need to be reported. Please list the fund share details or attach account statements containing the relevant information.

-------------------------------------------------------------------------------
MARSICO FUND SHARES, MCM SUB-ADVISED FUND SHARES,          NUMBER OF SHARES
OR AFFILIATED FUND SHARES
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

2. Please list the name and address of each broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account containing ANY securities held for your direct or indirect benefit on the Effective Date.

Please also list the approximate date the account was established, and registration information including the number of the account and the name in which it is registered (if not your own).

Securities accounts should be listed if they contain any securities, not just Covered Securities. Accounts to be listed include brokerage, IRA, 401(k), profit-sharing, pension, retirement, trust, mutual fund, hedge fund, or limited partnership accounts maintained for you, or for other persons if you have a beneficial ownership interest in the account.(15) You need not list accounts that hold no securities, such as a savings account. Your account with the MCM 401(k) plan is already listed for you.

________________

(15) You generally have an indirect beneficial ownership interest in accounts owned by persons such as those listed in the previous footnote.

--------------------------------------------------------------------------------
NAME/ADDRESS OF BROKER,      DATE SECURITIES      ACCOUNT REGISTRATION
DEALER, BANK, OR OTHER       ACCOUNT WAS          (SELF/OTHER) AND NUMBER/S
INSTITUTION                  ESTABLISHED
--------------------------------------------------------------------------------
Great-West Life & Annuity    (Please state        SELF:
Insurance Co.                approximate date)    MCM 401(k) Plan No. 934587-01,
401(k) Operations                                 Participant Account
8525 East Orchard Road                            (Please state all account
Greenwood Village,                                numbers)
Colorado 80111
--------------------------------------------------------------------------------

UMB Fund Services, Inc.      (Please    state     (Please state all account
803 West Michigan Street     approximate date)    numbers)
Milwaukee, Wisconsin  53233
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

3. Please send a letter or other instruction (sample attached) to every broker, dealer, bank, or other institution (such as the general partner of a limited partnership, or transfer agent of a company) that maintained an account for your direct or indirect benefit on the Effective Date.(16)

The letter or instruction should ask the institution to mail to MCM's compliance department (1) a duplicate confirmation of each transaction in each account, and
(2) a duplicate copy of each periodic account statement. Please attach to this report a copy of each letter or instruction.

                                      * * *

You need not send a letter to the MCM 401(k) plan (which provides information to MCM directly), or send a letter to UMB about an account that holds only Marsico funds through UMB (which provides information to MCM). You also need not send a letter to an institution (such as

__________________

(16) You need not send a new letter to an institution if you previously sent a similar letter that references every account maintained at that institution for your benefit on the Effective Date (including accounts maintained for other persons), and you attach a copy to this report.

a real estate limited partnership) that holds a securities account for you (such as a record of a partnership interest) but does not itself invest in securities.


CERTIFICATION

I certify that I have responded fully to Request Nos. 1 and 2, and have instructed each broker, dealer, bank, or other institution to provide the information requested in Request No. 3 of this Annual Personal Holdings Report.


Name:      _____________________________________
                          (PLEASE PRINT)

Signature: _____________________________________


Date Submitted: ________________________________


Revised annual personal holdings report4.doc, January 6, 2006, 1:58 PM

                  SAMPLE LETTER TO BROKER OR OTHER INSTITUTION


DATE

INSTITUTION NAME
ADDRESS


         Re: Request for Duplicate Confirmations and Account Statements Account Registration/Name: __________________________
                  Account No/s: ______________________________________

Dear Sir or Madam:

Effective at once, if you are not already doing so, please mail regularly to Marsico Capital Management, LLC:

(1) A duplicate confirmation of each transaction that occurs in all accounts listed above (and in any related accounts that are open now or in the future); and

(2) A duplicate copy of all periodic account statements for the same accounts.

The mailing address where the duplicate confirmations and statements should be sent is:

         Marsico Capital Management, LLC
         Attention:  Compliance Department
         1200 17th Street, Suite 1600
         Denver, Colorado  80202

Thank you for your prompt attention to this matter.

Sincerely,



YOUR NAME

cc:  Marsico Capital Management, LLC
     Compliance Department

                       INITIAL CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                    TO BE COMPLETED BY ALL NEW MCM EMPLOYEES


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have read the Code (including any updates) and understand its provisions; (ii) will comply with the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                      PERIODIC CERTIFICATION OF COMPLIANCE
                             WITH THE CODE OF ETHICS
                       OF MARSICO CAPITAL MANAGEMENT, LLC
                         AND THE MARSICO INVESTMENT FUND
                      TO BE COMPLETED BY ALL MCM EMPLOYEES


I hereby acknowledge receipt of the Code of Ethics (the "Code") of Marsico Capital Management, LLC ("MCM") and the Marsico Investment Fund. I hereby certify that I (i) recently have re-read the Code (including any updates) and understand its provisions; (ii) have complied with and will continue to comply with the requirements of the Code; (iii) have fully and accurately disclosed to MCM all of my securities holdings and personal securities transactions on a quarterly and annual basis as required by the Code; and (iv) have requested brokerage confirmations and monthly account statements for all my securities accounts to be provided directly by my broker or bank or other institution to MCM as required by the Code.



Name:             _________________________________
                  (Please print or type clearly)

Signature:        _________________________________


Date:             _________________________________

                   APPROVAL OF INVESTMENT IN LIMITED OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management, LLC ("MCM") to invest in a Limited Offering (such as an interest in a private company, partnership, limited liability company, private equity fund, venture capital fund, hedge fund, or other unregistered operating company or investment company that invests in securities, real estate, or other assets, or certain interests in stock options or other deferred compensation), as required by SEC rules and the Code of Ethics. The Limited Offering is an unregistered offering in: (please circle number)

1. A private operating company, partnership, limited liability company, or similar company that does not primarily invest in securities, but invests primarily in an operating business, real estate, or other assets. I have listed the name of the company, the nature of its business, and the amount of my anticipated investment over time. I believe that my investment in this company or partnership will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the reasons stated below:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


2. A hedge fund or other unregistered investment company that is advised or subadvised by MCM.

3. Any other hedge fund, venture capital fund, private equity fund, or other unregistered investment company that primarily invests in securities. I have listed below the name of the fund, name of the fund manager, nature of the fund's investments, amount of my anticipated investment over time, and any facts supporting my desire to invest in the fund.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

I further certify that my investment in this hedge fund or other unregistered investment company will meet the following requirements:

         (a) The fund manager will have complete control over the fund under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the fund or investment decisions made for it;

         (b) I (and any related person) will not disclose to the fund manager or any representative of the fund any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

         (c) The fund manager and other fund representatives will not disclose to me any investment decision to be implemented for the fund until after the decision has been implemented; and

         (d) I will report to MCM the EXISTENCE of the fund account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the fund through account statements or otherwise if requested, and meet any additional conditions stated below.

4. An unregistered interest in stock options or other deferred compensation. I seek the approval of Marsico Capital Management ("MCM") to participate in my employer's stock option plan and/or stock purchase plan through which my employer makes company stock available to me as part of my compensation arrangements. I have listed below the ESOP/ESPP Account, registration number, company name, securities to be held under the employment plan and any facts supporting my arrangement to hold an interest in the ESOP/ESPP Account. I believe that my receipt of these options or other compensation will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

I certify that my investment activities in this ESOP/ESPP Account are subject to the following requirements:

(a) I understand that pursuant to the MCM Code of Ethics, I may buy or sell these Restricted Trading Securities under an employment arrangement, and may exercise or sell any options, if my employer or an affiliate issues the securities or options.

(b) I understand that I remain subject to the MCM Insider Trading Policy which forbids any Employee from (1) buying or selling a security while in possession of non-public, material information about that security, or (2) communicating material nonpublic information to others in violation of the law.

(c) I will report to MCM the EXISTENCE of the ESOP/ESPP Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Account through account statements or otherwise if requested, and meet any additional conditions stated below.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              (Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Approval of Limited Offering.doc 1/6/2006

                APPROVAL OF INVESTMENT IN INITIAL PUBLIC OFFERING

I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management ("MCM") to invest in an Initial Public Offering ("IPO"), as required by SEC rules and the Code of Ethics.

A. The IPO will be a public offering by an issuer described below: (please circle number below)

         1. An issuer whose publicly issued securities I already own is making a rights offering under which all public shareholders may purchase a limited number of shares of an IPO. MCM has granted approval in the Code to invest in IPOs involving this type of rights offering.

         2. An issuer whose privately issued securities I already own is offering private shareholders the opportunity to purchase shares of an IPO. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


         3. An issuer will offer me the right to purchase shares of an IPO for reasons not stated above. I believe that my investment in IPO securities offered by this issuer will not appropriate for myself an investment opportunity that should be reserved for MCM's clients, and will not conflict with the interests of MCM's clients, for the following reasons:

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

B. I agree that if MCM grants approval to invest in the IPO, I will comply with any restriction on the subsequent sale of the securities that MCM chooses to impose, including waiting for at least a fixed period of time (such as 90 days) after the offering before selling the securities. I will also comply with the pre-approval, holding period, and blackout period requirements of the Code for the sale of the securities.


Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              (Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


Approval of Initial Public Offering.doc  1/6/2006

                          SPECIAL ACCOUNT CERTIFICATION


I                                   , hereby certify as follows:
  ----------------------------------
         (PRINT NAME)

I seek the approval of Marsico Capital Management ("MCM") to hold an interest in a managed Special Account through which a financial adviser, trustee, or other person may buy or sell Restricted Trading Securities for me (or for another person in whose securities I have a Beneficial Ownership interest). Approval is required by the Code of Ethics.

I have listed below the Special Account, registration number, name of the financial adviser, trustee, or other person who will manage the Special Account, and any facts supporting my desire to hold an interest in the Special Account.


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


I certify that my investment in this Special Account will meet the following requirements:

         (a) The financial adviser, trustee, or other person who manages the Special Account will have complete control over the account under a written grant of discretion or other formal arrangement described above, and I will have no direct or indirect influence or control over the Special Account or investment decisions made for it;

         (b) I (and any related person) will not disclose to the financial adviser, trustee, or other person who manages the Special Account any action that Marsico may take or has or has not taken, or any consideration by Marsico of any security;

         (c) The  financial  adviser,  trustee,  or other person who manages the
Special Account will not disclose to me any investment decision to be implemented for the Special Account until after the decision has been implemented; and

         (d) I will report to MCM the EXISTENCE of the Special Account in my periodic holdings and transaction reports. I will report SECURITIES HOLDINGS AND TRANSACTIONS IN the Special Account through account statements or otherwise if requested, and meet any additional conditions stated below.

Name:    __________________________________
         (Signature)

Date:    __________________________________


Approved:________________________________
              ( Compliance Department)

Date:    __________________________________


Additional Conditions:


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Special Acct Cert.doc  1/6/06

                               PRE-CLEARANCE FORM

Employee Name
             ----------------------------------------

Person on whose Behalf Trade is Being Executed (if different)
                                                             -------------------

Broker                                   Brokerage Account Number
      --------------------------------                           ---------------

Security/Fund                            Ticker Symbol
             -------------------------                --------------------------

Number of Shares or Units                Price per Share or Unit
                         -----------                             ---------------

Approximate Total Price
                       ------------------

To the best of your knowledge,  is the requested transaction consistent with the
letter and spirit of the MCM Insider Trading Policy?        Yes______ No________


To the best of your knowledge, is the requested transaction consistent with the letter and spirit of the MCM/Marsico Funds Code of Ethics? Yes______ No________


Have you acquired the securities  within the last 60 days?  Yes _____ No________
(attach  90-day   transaction   history  for  Marsico  Fund  shares  or  Marsico
Sub-advised  Fund shares)
I CERTIFY THAT THE ABOVE  INFORMATION  IS COMPLETE AND ACCURATE.



----------------------------                ----------------------
SIGNATURE                                   DATE


================================================================================
                       FOR COMPLIANCE DEPARTMENT USE ONLY


INFORMATION FROM TRADING DESK:

         Current Orders on desk?
                                ------------------------------------------------

         Traded within the last 7 days?
                                        ----------------------------------------

         Portfolio managers planning on trading in next 7 days?
                                                               -----------------

Remarks:
        ------------------------------------------------------------------------

APPROVAL/DISAPPROVAL

Approved: Y      N       Returned to employee on (date)
           -----  -----                               --------------------------

Approved by                       Date:           Signature:
           ---------------------       ----------           --------------------

================================================================================
MCM PRECLEARANCE FORM.doc  1/6/06

                                 Exhibit p(ix)

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.


                                 CODE OF ETHICS




INTRODUCTION

Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm") has adopted this Code of Ethics ("Code") in compliance with the requirements of Sections 204A-1 of the Investment Advisers Act of 1940 (the "Advisers Act") and Section 17j of the Investment Company Act of 1940. This Code was adopted on November 28, 1983 and last amended on December 30, 2005. The Code of Ethics REQUIRES THE FIRM'S SUPERVISED PERSONS TO COMPLY WITH THE FEDERAL SECURITIES LAWS, sets forth standards of conduct expected of the Firm's supervised Persons and addresses conflicts that arise from personal trading by Access Persons. The policies and procedures outlined in the Code of Ethics are intended to promote compliance with fiduciary standards by the Firm and its supervised Persons. As a fiduciary, the Firm has the responsibility to render professional, continuous and unbiased investment advice, owes its clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of clients and must avoid or disclose conflicts of interest.

This Code Of Ethics Is Designed To:

     o Protect the Firm's clients by deterring misconduct;
     o Educate our employees regarding the Firm's expectations and the laws governing their conduct;
     o Remind employees that they are in a position of trust and must act with complete propriety at all times;
     o Protect the reputation of the Firm;
     o Guard against violations of the securities laws; and
     o Establish procedures for employees to follow so that the Firm may determine whether employees are complying with its ethical principals.

This Code of Ethics is based upon the principle that the directors, officers and other employees of the Firm owe a fiduciary duty to, among others, the clients of the Firm to conduct their affairs, including their personal Securities transactions, in such a manner as to avoid: (i) serving their own personal interests ahead of clients; (ii) taking inappropriate advantage of their position with the Firm; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of the Chief Compliance Officer of the Firm to report violations of this Code of Ethics to the Firm's Board of Directors and any U.S. registered investment company client for which the Firm acts as adviser or sub-adviser.

This Code contains provisions reasonably necessary to prevent Persons from engaging in acts in violation of the above standards, and procedures reasonably necessary to prevent violations of the Code. Each employee at the commencement of their employment and as an Access Person must certify, by their signature on Exhibit A, they have read and understand the Code's requirements and their acknowledgement to abide by all of the Code's provisions. Each employee must re-certify understanding and acknowledgement of the Code any time the Code is amended.

     A.   DEFINITIONS

          (1) "ACCESS PERSON" means any director, officer, general partner, advisory person, investment personnel, portfolio manager, or employee of the firm.

          (2)  "ADVISORY   PERSON"  means  any  natural   person  in  a  control
               relationship to the Firm who obtains information concerning recommendations made to the Firm with regard to the purchase or sale of a Security by the Firm

          (3) "AFFILIATED COMPANY" means a company which is an affiliate of the Firm through the Old Mutual U.S. Holdings, Inc. relationship.


          (4) A security is "BEING CONSIDERED FOR PURCHASE OR SALE" or is "BEING PURCHASED OR SOLD" when a recommendation to purchase or sell the security has been made and communicated, which includes when the Firm has a pending "buy" or "sell" order with respect to a Security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation. "PURCHASE OR SALE OF A SECURITY" includes the writing of an option to purchase or sell a Security.

          (5) "BENEFICIAL OWNERSHIP" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations hereunder which, generally speaking, encompasses those situations where the beneficial owner has the right to enjoy some economic benefit from the ownership of the Security. An Access Person is PRESUMED TO BE the beneficial owner of Securities held BY HIS/HER IMMEDIATE FAMILY MEMBER SHARING THE SAME household.

          (6) "CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any Person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any Person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural Person shall be presumed not to be a controlled Person.

          (7) "INVESTMENT PERSONNEL" means: (a) any Portfolio Manager of the Firm as defined in (10) below; and (b) securities analysts, traders and other personnel who provide information and advice to the Portfolio Manager or who help execute the Portfolio Manager's decisions.

          (8) "NONRESIDENT DIRECTOR" means any director of the Firm who: (a) is not an officer, employee or shareholder of the Firm; (b) does not maintain a business address at the Firm and (c) who does not, in the ordinary course of his business, receive or have access to current information regarding the purchase or sale of Securities by the Firm, information regarding recommendations concerning the purchase or sale of Securities by the Firm or information regarding Securities being considered for purchase or sale by the Firm.

          (9)  "PERSON" means any natural Person or a company.

          (10) "PORTFOLIO MANAGER" means an employee of the Firm entrusted with the direct responsibility and authority to make investment decisions.

          (11) "REPORTABLE FUND" means any Fund for which the Firm serves as an Investment Adviser or Sub-Adviser.

          (12) "SECURITY" means any note, stock, treasury stock, bond, debenture, unit trust-ETFs, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national Securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a Security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Security shall not include: direct obligations of the Government of the United States, high quality short-term debt instruments, bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements, and shares of registered open-end investment companies, other than shares of Reportable Funds, open-end ETFs, and UITs that are invested exclusively in one or more open-end fund (none of which are Reportable Funds.)

B.        POLICY STATEMENT ON INSIDER TRADING

          Section 204A of the Advisers Act requires every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment  adviser's  business,  to prevent  the misuse of  material, nonpublic information by such investment adviser or any person associated with such investment adviser. The Firm forbids any officer, director or employee from trading, either personally or on behalf of others, including accounts managed by the Firm, on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." The Firm's policy applies to every officer, director and employee and extends to activities within and outside their duties at the Firm. BHMS' Insider Trading Policy applies to all of its employees and any questions regarding this policy and procedures should be referred to the Firm's Chief Compliance Officer.

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in Securities (whether or not one is an "insider") or to communications of material nonpublic information to others. While the law concerning insider trading is not static, it is generally understood that the law prohibits:

               (1) Trading by an insider, while in possession of material nonpublic information; or

               (2) Trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated; or

               (3) Communicating material nonpublic information to others in a breach of fiduciary duty.

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's Securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, debt service and liquidation problems, extraordinary management developments, write-downs or write-offs of assets, additions to reserves for bad debts, new product/services announcements, criminal, civil and government investigations and indictments. Material information does not have to relate to a company's business. For example, material information about the contents of any upcoming newspaper column may affect the price of a Security, and therefore be considered material. Disclosure of a registered investment company client's holdings or any client's holdings that are not publicly available are considered material information and therefore must be kept confidential. All employees of BHMS are subject to the Duty of Confidentiality, Item C of this Code.

          Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS
          ECONOMIC  SERVICES,  THE WALL STREET JOURNAL or other  publications of general circulation would be considered public. You should be particularly careful with information received from client contacts at public companies.

          Before trading for yourself or others in the Securities of a company about which you may have potential inside information, ask yourself the following questions:

               (i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the Securities if generally disclosed?

               (ii) Is the information  nonpublic?  To whom has this information
                    been  provided?   Has  the  information   been   effectively
                    communicated to the marketplace?

          The role of the Firm's Chief Compliance Officer is critical to the implementation and maintenance of the Firm's policy and procedures against insider trading. If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps:

               (i) Report the matter immediately to the Firm's Chief Compliance Officer.

               (ii) Do not purchase or sell the Securities on behalf of yourself or others.

              (iii) Do not communicate  the  information  inside or outside the
                    Firm,  other than to the Firm's  Chief  Compliance  Officer.
                    (iv) After the Firm's Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

          Information in your possession that you identify as material and nonpublic may not be communicated to anyone, including persons within the Firm, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sealed; access to computer files containing material nonpublic information should be restricted.

      C.  DUTY OF CONFIDENTIALITY

          Employees of the Firm must keep confidential at all times any nonpublic information they may obtain in the course of their employment at the Firm. This information includes but is not limited to:

               (1) Information on the clients accounts, including account holdings, recent or impending Securities transactions by the clients and recommendations or activities of the Portfolio Managers for the clients' accounts;

               (2) Information on the Firm's clients and prospective clients investments and account transactions;

               (3) Information on other Firm personnel, including their pay, benefits, position level and performance rating; and (4) Information on the Firm's business activities, including new services, products, technologies and business initiatives.

          The Firm's personnel have the highest fiduciary obligation not to reveal confidential company information to any party that does not have a clear and compelling need to know such information and to safeguard all client information.

      D.  RESTRICTIONS FOR ACCESS PERSONS

          (1) GENERAL RESTRICTIONS FOR ACCESS PERSONS. Access Persons are subject to the following restrictions with respect to their personal transactions:

               (A) PROHIBITION ON ACCEPTING GIFTS OF MORE THAN DE MINIMIS VALUE. Access Persons are prohibited from accepting any gift or other items of more than DE MINIMIS value from any Person or entity that does business with or on behalf of the Firm; for the purpose of this Code DE MINIMIS shall be considered to be the annual receipt of gifts from the same source valued at $250 or less per individual recipient, when the gifts are in relation to the conduct of the Firm's business. A GIFT DOES NOT INCLUDE PARTICIPATION IN LUNCHES, DINNERS, COCKTAIL PARTIES, SPORTING ACTIVITIES OR SIMILAR GATHERINGS CONDUCTED FOR BUSINESS PURPOSES.

               (b) PROHIBITION ON SERVICE AS A DIRECTOR OR PUBLIC OFFICIAL. Investment Personnel are prohibited from serving on the board of directors of any publicly traded company without prior authorization of the President or other duly authorized officer of the Firm. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Firm's clients. Authorization of board service shall be subject to the implementation by the Firm of a "Chinese Wall" or other procedures to isolate such Investment Personnel from making decisions about trading in that company's securities.

               (c) PROHIBITION ON INITIAL PUBLIC OFFERINGS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from acquiring Securities in an initial public offering. NONRESIDENT DIRECTORS MUST RECEIVE PRE-CLEARANCE TO PURCHASE SECURITIES IN AN INITIAL PUBLIC OFFERING.

               (d) PROHIBITION ON PRIVATE PLACEMENTS. Access Persons are prohibited from acquiring Securities in a private placement without prior approval from the Firm's Chief Compliance Officer. In the event an Access Person receives approval to purchase Securities in a private placement, the Access Person must disclose that investment if he or she plays any part in the Firm's later consideration of an investment in the issuer.

               (e)  PROHIBITION  ON  OPTIONS.   Access  Persons,   WHO  ARE  NOT
                    NONRESIDENT DIRECTORS, are prohibited from acquiring or selling any option on any Security.

               (f) PROHIBITION ON SHORT-SELLING. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from selling any Security that the Access Person does not own or otherwise engaging in "short-selling" activities.

               (g) PROHIBITION ON SHORT-TERM TRADING PROFITS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from profiting in the purchase and sale, or sale and purchase, of the same (or related) securities within sixty (60) calendar days. Trades made in violation of this prohibition should be unwound, if possible. Otherwise, any profits realized on such short-term trades shall be subject to disgorgement.

               (h) PROHIBITION ON SHORT-TERM TRADING OF REPORTABLE FUNDS. Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are prohibited from short-term trading of any Reportable Fund shares. "Short-term trading" defined as a purchase and redemption/sell of a fund's shares within a 30-day period. This prohibition does not cover purchases and redemptions/sales: (i) into or out of money market funds or short term bond funds; or (ii) purchases effected on a regular periodic basis by automated means, such as 401(k) purchases.

          (2) BLACKOUT RESTRICTIONS FOR ACCESS PERSONS. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, are subject to the following restrictions when their purchases and sales of Securities coincide with trades by any client of the Firm:

               (a) PURCHASES AND SALES WITHIN THREE DAYS FOLLOWING A TRADE BY A CLIENT. Access Persons are prohibited from purchasing or selling any Security within three calendar days after any client has traded in the same (or a related) Security. In the event that an Access Person makes a prohibited purchase or sale within the three-day period, the access Person must unwind the transaction and relinquish to the Firm any gain from the transaction.

               (b) PURCHASES WITHIN SEVEN DAYS BEFORE A PURCHASE BY A CLIENT. Any Access Person who purchases a Security within seven calendar days before any client purchases the same (or a related) Security is prohibited from selling the Security for a period of six months following the client's trade. In the event that an Access Person makes a prohibited sale within the six-month period, the Access Person must relinquish to the Firm any gain from the transaction.

               (c) SALES WITHIN SEVEN DAYS BEFORE A SALE BY A CLIENT. Any Access Person who sells a Security within seven days before any client sells the same (or a related) Security must relinquish to the Firm the difference between the Access Person's sale price and the client portfolio(s) sale price (assuming the Access Person's sale price is higher).

               (d)  DISGORGEMENT.  A CHARITY  SHALL BE  SELECTED  BY THE FIRM TO
                    RECEIVE  ANY  DISGORGED  OR  RELINQUISHED   AMOUNTS  DUE  TO
                    PERSONAL TRADING VIOLATIONS.

      E.  EXEMPTED TRANSACTIONS

          The prohibitions of Sections D (1)(f) and (g) and D (2)(a),(b) and (c) shall not apply to:

          (1) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD;

          (2) Purchases or sales which are non-volitional on the part of either the Access Person or the Firm;

          (3) Purchases which are part of an automatic dividend reinvestment plan or an automatic investment plan, such as 401(k) purchases; and

          (4) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

      F.  COMPLIANCE PROCEDURES

          (1) RECORDS OF SECURITIES TRANSACTIONS. All Access Persons must notify the Firm's Chief Compliance Officer if they have opened or intend to open a brokerage or Securities account. Access Persons must direct their brokers to supply the Firm's Chief Compliance Officer with duplicate brokerage confirmations of their
               Securities transactions and duplicate statements of their Securities account(s).

          (2) PRE-CLEARANCE OF SECURITIES TRANSACTIONS. All Access Persons, who are not Nonresident Directors, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling Securities or any Reportable Fund. Pre-clearance for Securities owned or traded by the Firm is valid for that trading day. Pre-clearance for Securities not owned or traded by the Firm and any Reportable Fund is valid for five concurrent trading sessions. The personal Securities transactions pre-clearance form is attached as Exhibit D.

          (3) PRE-CLEARANCE OF ANY TRANSACTION IN A REPORTABLE FUND. All Access Persons, WHO ARE NOT NONRESIDENT DIRECTORS, shall receive prior written approval from the Firm's Chief Compliance Officer, or other officer designated by the Board of Directors, before purchasing or selling any Reportable Fund. Pre-clearance for Reportable Funds is valid for THAT TRADING DAY. This prohibition does not cover purchases and redemptions/sales: (a) into or out of money market funds or short term bond funds; or (b) effected on a regular periodic basis by automated means, such as 401(k) purchases.

          (4) DISCLOSURE OF PERSONAL HOLDINGS, AND CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS. All Access Persons shall disclose to the Firm's Chief Compliance Officer all personal Securities holdings and all Reportable Funds holdings upon the later of commencement of employment or adoption of this Code and thereafter on an annual basis as of December 31. Every Access Person shall certify by their signature:

               (a) They have read and understand the Code and recognize that they are subject to all provisions of the Code and they have reported all personal Securities and Reportable Funds holdings, on Exhibit A, INITIAL REPORT OF ACCESS PERSONS, upon employment with the Firm;

               (b) They have read and understand the Code and recognize they are subject to all provisions of the Code, AT ANY TIME THE CODE IS AMENDED;

               (c) They have complied with the requirements of the Code and reported all personal Securities and Reportable Funds holdings on Exhibit B, ANNUAL REPORT OF ACCESS PERSONS, annually; and

               (d) They have reported all personal Securities and Reportable Funds transactions, and any Securities account(s) opened during the quarter on Exhibit C, QUARTERLY REPORT OF ACCESS PERSONS, quarterly.

               (e) These reports shall be made WITHIN 10 BUSINESS DAYS OF HIRE, QUARTER-END AND YEAR-END, on the forms attached as Exhibits, as identified above, and delivered to the Firm's Chief Compliance Officer.

      (5)  REPORTING REQUIREMENTS

          (a) The Chief Compliance Officer of the Firm shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code to each such person upon their date of employment AND UPON SUCH TIME AS ANY AMENDMENT IS MADE TO THIS CODE.

          (b) Reports submitted to the Chief Compliance Officer of the Firm pursuant to this Code shall be confidential and shall be provided only to the officers and directors of the Firm, Firm counsel or regulatory authorities upon appropriate request.

          (c) Every Access Person shall report to the Chief Compliance Officer of the Firm the information described in, Sub-paragraph (4)(d) of this Section with respect to transactions in any security or Reportable Fund in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security; AN ACCESS PERSON IS PRESUMED TO BE A BENEFICIAL OWNER OF SECURITIES THAT ARE HELD BY HIS/HER IMMEDIATE FAMILY MEMBERS SHARING THE ACCESS PERSON'S HOUSEHOLD.

          (d) Reports required to be made under this Paragraph (5) shall be made not later than 10 BUSINESS DAYS after the end of the calendar quarter in which the transaction to which the report relates was effected. Every Access Person and Nonresident Director shall be required to submit a report for all periods, including those periods in which no Securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

                    (i) The date of the transaction, the Security name and cusip, the number of shares, and the principal amount of each Security transacted;

                    (ii) The nature of the transaction (i.e., purchase or sale);

                    (iii) The price at which the transaction  was effected;  and

                    (iv) The name of the broker,  dealer or bank with or through whom the transaction was effected. Duplicate copies of the Securities transaction confirmation of all personal transactions and copies of periodic statements for all Securities accounts may be appended to Exhibit C to fulfill the reporting requirement.

               (e) Any such report may contain a statement that the report shall not be construed as an admission by the Person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

      (6) CONFLICT OF INTEREST

          Every Access Person shall notify the Chief Compliance Officer of the Firm of any personal conflict of interest relationship which may involve the Firm's clients, such as the existence of any economic relationship between their transactions and Securities held or to be acquired by any portfolio of the Firm. Such notification shall occur in the pre-clearance process.

      G.  REPORTING OF VIOLATIONS

          (1) ANY EMPLOYEE OF THE FIRM WHO BECOMES AWARE OF A VIOLATION OF THE CODE MUST PROMPTLY REPORT SUCH VIOLATION TO THE CHIEF COMPLIANCE OFFICER.

          (2) The Firm's Chief Compliance Officer shall promptly report to the Board of Directors and to the any Investment Company client's Compliance Officer all MATERIAL violations of this Code and the reporting requirements there-under.

          (3) When the Firm's Chief Compliance Officer finds that a transaction otherwise reportable to the Board of Directors under Paragraph
               (2) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Section 206 of the Advisers Act or

               Rule 17j-1 of the `40 Act, he may, in his discretion, lodge a written memorandum of such finding and the reasons therefore with the reports made pursuant to this Code, in lieu of reporting the transaction to the Board of Directors.

          (4) The Board of Directors, or a Committee of Directors created by the Board of Directors for that purpose, shall consider reports made to the Board of Directors hereunder and shall determine whether or not this Code has been violated and what sanctions, if any, should be imposed.

      H.  ANNUAL REPORTING TO THE BOARD OF DIRECTORS

          The Firm's Chief Compliance Officer shall prepare an annual report relating to this Code to the Board of Directors. Such annual report shall:

               (1) Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year;

               (2)  Identify  any  violations  requiring   significant  remedial
                    action during the past year; and

               (3) Identify any recommended changes in the existing restrictions or procedures based upon the Firm's experience under its Code, evolving industry practices or developments in applicable laws or regulations.

      I.  SANCTIONS

          Upon discovering a violation of this Code, the Board of Directors may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

      J.  RETENTION OF RECORDS

          This Code, a list of all Persons required to make reports hereunder from time to time, as shall be updated by the Firm's Chief Compliance Officer, a copy of each report made by an Access Person hereunder, each memorandum made by the Firm's Chief Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Firm. Exhibit A

                                                                       Exhibit A

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                        INITIAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for Barrow, Hanley, Mewhinney & Strauss, Inc. (the "Firm").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of Access Persons.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and Securities held or to be acquired by the Firm or any of its portfolios.

     4. As of the date below I had a direct or indirect beneficial ownership in the following Securities:


===============================================================================
SECURITY NAME/TYPE/TICKER    NUMBER OF    PRINCIPAL VALUE      TYPE OF
INTEREST RATE & MATURITY      SHARES                           INTEREST
                                                               (DIRECT OR
                                                                INDIRECT)
=============================================================================

============================================================================


    5. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

================================================================================
                                                      TYPE OF INTEREST
                         NAME OF FIRM              (DIRECT OR INDIRECT)
===============================================================================
===============================================================================


NOTE: Do NOT report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit B


                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 CODE OF ETHICS

                         ANNUAL REPORT OF ACCESS PERSONS


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

     1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an Access Person.

     2. I hereby certify that, during the year ended December 31, 20 ___, I have complied with the requirements of the Code and I have reported all Securities transactions required to be reported pursuant to the Code.


     3. I hereby certify that I have not disclosed pending "buy" or "sell" orders for a Client's portfolio of the Firm to any employees of any other OMUSH affiliate, except where the disclosure occurred subsequent to the execution or withdrawal of an order.

     4. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as any economic relationship between my transactions and securities held or to be acquired by the Firm or any of its portfolios.


     5. As of December 31, 20___, I had a direct or indirect beneficial ownership in the following Securities:



===============================================================================
SECURITY NAME/TYPE/                NUMBER OF SHARES          TYPE OF INTEREST
TICKER INTEREST RATE & MATURITY                            (DIRECT OR INDIRECT)
===============================================================================

     6. I hereby certify I have the following brokerage accounts open and have directed the firm to send duplicate confirms to Barrow, Hanley, Mewhinney and Strauss.

=============================================================================
                                                       TYPE OF INTEREST
                          NAME OF FIRM             (DIRECT OR INDIRECT)
=============================================================================
=============================================================================


NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).


  Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit C

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                       QUARTERLY REPORT OF ACCESS PERSONS

 Securities Transactions Report for the Calendar Quarter Ended: _______________


To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.:

During the quarter referred to above, the following transactions were effected in Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.

============================================== ============ =========== ================ ================ ==========================
  SECURITY NAME/TYPE TICKER         DATE OF      NO. OF      DOLLAR AMOUNT      NATURE OF       PRICE     BROKER/
  INTEREST RATE & MATURITY          TRANSACTION  SHARES      OF TRANSACTION     TRANSACTION               DEALER OR BANK
                                                                                (Purch., Sale,             NAME
                                                                                   Other)
============================================== ============ =========== ================ ================ ========== ===============

During the quarter referred to above, the following brokerage accounts were opened with direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code adopted by the Firm.


==============================================================================
     NAME OF FIRM          TYPE OF INTEREST           DATE ACCOUNT OPENED
                        (DIRECT OR INDIRECT)
======================================================================
======================================================================

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the Securities listed above.

Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Firm, such as the existence of any economic relationship between my transactions and Securities held or to be acquired by Firm clients or any related portfolios.

NOTE: Do not report transactions in U.S. Government securities, bankers' acceptances, bank certificates of deposit, commercial paper and unaffiliated registered open-end investment companies (non-Reportable Funds).



 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer

                                                                       Exhibit D

                    BARROW, HANLEY, MEWHINNEY & STRAUSS, INC.

                                 ACCESS PERSONS

                 Personal Securities Transactions Pre-clearance
                    Form (See Section D(2), Code of Ethics)

To the Chief Compliance Officer of Barrow, Hanley, Mewhinney & Strauss, Inc.: I hereby request pre-clearance of the following proposed transactions:


================================ ============ ================ ================ ============= ===================== ===============
  SECURITY NAME/TYPE/ TICKER     NO. OF        DOLLAR AMOUNT      NATURE OF      PRICE (OR      BROKER/DEALER OR    AUTHORIZED
   INTEREST RATE & MATURITY      SHARES       OF TRANSACTION     TRANSACTION      PROPOSED     BANK THROUGH WHOM     YES    NO
                                                               (Purch., Sale,      PRICE)           EFFECTED
                                                                   Other)
================================ ============ ================ ================ ============= ===================== ===============
================================ ============ ================ ================ ============= ===================== ======== ======


 Date:                                  Signature:
          -------------------------                 -------------------------
          (First date of investment    Print Name:
          personnel status)
                                            Title:
                                         Employer:  Barrow, Hanley, Mewhinney &
                                                     Strauss, Inc.
 Date:                                  Signature:
          ---------------------------             ---------------------------
                                                    Firm's Chief Compliance
                                                    Officer
                                      -19-